                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                          Sterling Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                    STERLING
                                 ==============
                                   BANCSHARES


2003

NOTICE OF

ANNUAL MEETING

AND

PROXY STATEMENT








MONDAY, APRIL 28, 2003
at 1:30 P.M. local time
Doubletree Hotel Post Oak
2001 Post Oak Boulevard
Houston, Texas 77056

                            STERLING BANCSHARES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 2003

TO OUR SHAREHOLDERS:

         The Annual Meeting of Shareholders (the "Meeting") of Sterling Bancshares, Inc. (the "Company") will be held at the Doubletree Hotel at 2001 Post Oak Boulevard, Houston, Texas at 1:30 p.m., local time, on Monday, April 28, 2003, for the following purposes:

         1. To elect (i) five Class II directors for three-year terms ending at the 2006 Annual Meeting of Shareholders, or until their successors have been elected and qualified, and (ii) one Class I director for a two-year term ending at the 2005 Annual Meeting of Shareholders, or until a successor has been elected and qualified.

         2. To consider and act upon a proposal to approve the 2003 Stock Incentive and Compensation Plan.

         3. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for its fiscal year ending December 31, 2003.

         4. To consider and act on such other business as may properly come before the Meeting or any adjournment thereof.

         The close of business on February 27, 2003 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open to examination by any shareholder during ordinary business hours at the executive offices of the Company, 2550 North Loop West, Suite 600, Houston, Texas 77092. Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

         You are cordially invited and urged to attend the Meeting. If, however, you are unable to attend the Meeting, you are requested to sign and date the accompanying proxy card and return it promptly in the enclosed envelope. If you attend the Meeting, you may vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked in accordance with the procedures set forth in the accompanying Proxy Statement.


                                                  /s/ James W. Goolsby, Jr.
                                                  James W. Goolsby, Jr.
                                                  Secretary

March 20, 2003

                             YOUR VOTE IS IMPORTANT.

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND TO ASSURE THE PRESENCE OF A QUORUM. THE PROMPT RETURN OF YOUR SIGNED PROXY CARD, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                            STERLING BANCSHARES, INC.

                                 PROXY STATEMENT

            SOLICITATION OF PROXY, REVOCABILITY AND VOTING OF PROXIES

GENERAL

         The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Sterling Bancshares, Inc., a Texas corporation (the "Company"), for use at the 2003 Annual Meeting of Shareholders (the "Meeting") to be held on Monday, April 28, 2003 at 1:30 p.m., local time, at the Doubletree Hotel, 2001 Post Oak Boulevard, Houston, Texas, for the purposes set forth in the accompanying Notice and at any recess or adjournment thereof. Holders of record of the Company's common stock par value $1.00 per share ("Common Stock"), at the close of business on February 27, 2003 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 43,990,054 shares of Common Stock outstanding and entitled to vote.

         The Company's principal executive offices are located at 2550 North Loop West, Suite 600, Houston, Texas 77092. This proxy statement and accompanying proxy are first being mailed to shareholders of record on or about March 24, 2003.

VOTING

         Holders of Common Stock are entitled to one vote per share. The presence at the Meeting, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. A plurality vote is required for the election of the directors in Proposal 1. Accordingly, if a quorum is present at the Meeting, the six persons receiving the greatest number of votes will be elected as directors. There will be no cumulative voting in the election of directors. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors, assuming a quorum is present or represented by proxy at the meeting.

         All other matters to be voted on at the Meeting will be decided by the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, such matters at the Meeting. Abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes will not count as a vote for or against the proposals on such matters.

SOLICITATION AND REVOCABILITY OF PROXIES

         If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted at the Meeting in favor of the proposals described in this Proxy Statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any matters properly presented at the Meeting. The Board is not currently aware of any such other matters.

         Each shareholder of the Company has the unconditional right to revoke his or her proxy at any time prior to its exercise, either in person at the Meeting or by written notice to the Company, addressed to Secretary, Sterling Bancshares, Inc., 2550 North Loop West, Suite 600, Houston, Texas 77092. No revocation by written notice will be effective unless such notice has been received by the Secretary of the Company prior to the day of the Meeting or by the inspector of election at the Meeting.

         The Company will bear the full cost of preparing, assembling, printing, and mailing this Proxy Statement, the accompanying proxy card, and any additional materials that may be furnished to shareholders and will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable expenses incurred in forwarding solicitation materials regarding the Meeting to beneficial owners. Georgeson Shareholder Communications, Inc. has been retained by the Company to assist in the solicitation of proxies for a fee of $20,000 plus expenses. The solicitation of proxies will be made by mail. Further solicitation of proxies may be made by telephone or other form of direct communication by officers, directors, and regular employees of the Company or its subsidiaries, who will not be additionally compensated therefor but who will be reimbursed for any out-of-pocket expenses incurred.

                                  ANNUAL REPORT

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, is being furnished with this Proxy Statement to shareholders of record on the Record Date. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

         The Board currently consists of 21 directors. In accordance with the Company's Amended and Restated Bylaws (the "Bylaws"), the members of the Board are divided into three classes: Class I, Class II, and Class III, respectively. The Company's Bylaws provide further that the classes shall be as nearly equal in number as possible. The directors of each class are elected to serve a three-year term with the term of office of each class ending in successive years. The term of office of the Class II directors expires at the Meeting. James M. Clepper, David B. Moulton and Christian A. Rasch, each an existing Class II director, are retiring from the Board. The Class III and Class I directors are serving terms that expire at the annual meetings of shareholders in 2004 and 2005, respectively.

         Sterling Bank, the Company's principal banking subsidiary (the "Bank") has a board of directors that is comprised of ten inside directors and three outside directors. The ownership and supervision of the Bank represents the Company's principal business activity. Accordingly, a substantial amount of time and attention of the Board of the Company and the board of directors of the Bank is devoted to reviewing the financial performance, business activities, strategic developments, and corporate affairs of the Bank. Currently, two of the inside directors of the Bank (George Martinez and J. Downey Bridgwater) and all three outside directors of the Bank (John H. Buck, Bruce J. Harper, and David L. Hatcher) also serve on the Company's Board. The other inside directors of the Bank are officers of the Company and/or the Bank. The shareholders of the Company do not have the right to vote upon the election of the directors of the Bank and this matter is not being presented to the Company's shareholders at the Meeting.

         Due in part to the retirement of certain Class II directors as well as the appointment of Harold L. Campbell as a Class II director in 2002, the Board is recommending, and to a limited extent, reconstituting Class I, Class II and Class III so that the classes will be as nearly equal as possible. Accordingly,
J. Downey Bridgwater, currently a Class III director, has been nominated as a Class II director. Upon his election as a Class II director, Mr. Bridgwater will resign his position as a Class III director. Mr. Campbell, currently a Class II director, has been nominated as a Class I director. If the five nominees for Class II director and the one nominee for Class I director are elected at the Meeting, the composition of the three classes of directors will be six Class I directors, five Class II directors and six Class III directors. The proxies solicited hereby cannot be voted for more than six nominees.

         CLASS II NOMINEES. The Board is nominating five individuals for election as Class II directors: J. Downey Bridgwater, David L. Hatcher, James J. Kearney, G. Edward Powell, and Raimundo Riojas E. Messrs. Hatcher, Kearney, Powell and Riojas have served as Class II directors since the 2000 annual meeting of shareholders. Mr. Bridgwater has served as a Class III director since the 2001 annual meeting of shareholders and is being re-nominated as a Class II director at this meeting. Each of the nominees has consented to be named in this Proxy Statement and to serve, as director, if elected.

         CLASS I NOMINEE. The Board is nominating Harold L. Campbell for election as a Class I director to serve a two-year term ending at the 2005 annual meeting of shareholders or until his successor has been elected and qualified. Mr. Campbell has served as a Class II director since October 2002. The nominee has consented to be named in this Proxy Statement and to serve, as director, if elected.

         THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS CLASS I AND CLASS II DIRECTORS. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY CARD, THE PERSONS NAMED THEREIN WILL VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS CLASS I AND CLASS II DIRECTORS.

         Shareholders may not cumulate their votes in the election of directors. Each of Class I and Class II nominees shall be elected by a plurality of votes cast in the election by holders of Common Stock represented and entitled to vote at the Meeting, assuming the existence of a quorum. Shareholders entitled to vote for the election of directors may withhold authority to vote for any or all nominees for directors. If any nominee becomes unavailable for any reason, then the shares represented by the proxy will be voted "FOR" the remainder of the listed nominees and for such other nominees as may be designated by the Board as replacements for those who may become unavailable. Discretionary authority to do so is included in the proxy. The following table sets forth certain information concerning the persons who have been nominated for election as Class I and Class II directors and the other current directors of the Company who are not standing for election, including certain committees of the Board and/or Company of which such person is currently a member.


NAME                           DESCRIPTION                 AGE        DIRECTOR SINCE       DIRECTOR CLASS
----                           -----------                 ---        --------------       --------------
George Beatty, Jr.(6)          Director                    64               2002           Class I

Anat Bird (2)(5)               Director                    51               2002           Class I

J. Downey Bridgwater           President, Chief            45               1998           Current Class III
(1)(2)(4)(7)                   Executive Officer, and                                      Director and
                               Director of the Company                                     Class II Nominee
                               and the Bank

John H. Buck (1)               Director                    60               1996           Class III

James D. Calaway(5)            Director                    45               2000           Class III

Harold L. Campbell(9)          Director and Vice           68               2002           Class I Nominee
                               Chairman of the Bank

Bruce J. Harper(1)             Director                    68               1996           Class III

David L. Hatcher (1)           Director                    60               1999           Class II Nominee

Glenn H. Johnson(7)            Director                    62               1990           Class III

James J. Kearney(8)            Director                    59               1995           Class II Nominee

Paul Michael Mann, M.D.(2)     Director                    61               1998           Class I

George Martinez(1)(4)(8)       Chairman of the Board and   61               1980(10)       Class III
                               Director of the Company
                               and the Bank

G. Edward Powell(6)            Director                    66               2000           Class II Nominee

Thomas A. Reiser(7)            Director                    51               1994           Class I

NAME                           DESCRIPTION                 AGE        DIRECTOR SINCE       DIRECTOR CLASS
----                           -----------                 ---        --------------       --------------
Steven F. Retzloff(9)          Director                    47               1988           Class III

Raimundo Riojas E.(3)          Director                    62               1994           Class II Nominee

Howard T. Tellepsen, Jr.(6)    Director                    58               1994(10)       Class I

--------------------
 (1) Member of the Executive Committee
 (2) Member of the Service Quality Committee
 (3) Member of the Human Resources Programs Committee
 (4) Member of the Director Compensation Committee
 (5) Member of the Information Technology Committee
 (6) Member of the Audit Committee
 (7) Member of the Trust Administrative Committee
 (8) Member of the Asset/Liability Management Committee
 (9) Member of the Asset Quality Committee
(10) Includes prior service as director of the Bank

         The following is a brief biographical summary of the directors and executives officers of the Company.

         George Beatty, Jr. (Class I) Mr. Beatty has been a director of the Company since 2002. Mr. Beatty has served as President of George Beatty Associates, a consulting firm for small to medium sized business since June 2002. Prior to his retirement from the Greater Houston Partnership, he was President of the Chamber of Commerce Division of the Greater Houston Partnership from 1998 to 2002. Mr. Beatty served as senior vice president of the Partnership's Member Services Division prior to assuming the role of Chamber Division President. Mr. Beatty joined the Partnership in 1990 from the position of Dean of Development at College of the Mainland in Texas City, Texas.

         Anat Bird (Class I) has been a director of the Company since 2002. Ms. Bird has been the President and Chief Executive Officer of SCB Forums, Ltd., a company she founded which arranges and facilitates peer group meetings for bank executives as well as provides consulting services to financial services companies, for more than the past five years. Ms. Bird served as Chief Executive Officer of California Community Bankshares from March to November 2001. She served as Executive Vice President of Wells Fargo Bank in Sacramento, California from August 1997 to March 2001. Ms. Bird also serves as a director of First Indiana Corporation, which is a public company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

         J. Downey Bridgwater (Class II Nominee) was elected President of the Company and the Bank on December 29, 1997. On January 1, 2002, Mr. Bridgwater assumed the additional role of Chief Executive Officer of the Company and the Bank.

         John H. Buck (Class III) has been a director of the Company since 1996. Mr. Buck currently is retired and, effective January 1, 2002, assumed the title "Of Counsel" in the Houston law firm of Buck, Keenan & Gage, L.L.P., in which he had previously been a partner since 1990. Mr. Buck also serves as a director of First Investors Financial Services Group, Inc., which is a public company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

         James D. Calaway (Class III) has been a director of the Company since October 2000. Mr. Calaway served as Chairman of the Board of DigiContract, Inc. from June 2000 until its acquisition in August 2001. Mr. Calaway was President and Chief Operating Officer of Edge Petroleum Corp., a publicly traded independent energy company, from December 1996 to January 2000. Mr. Calaway has been President and Chief Executive Officer of Center for Houston's Future since November 2001. Mr. Calaway also serves as a director of ICO, Inc., which is a public company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

         Harold L. Campbell (Class I Nominee) has been a director of the Company and Vice Chairman of the Bank since 2002. Mr. Campbell has been associated with banking for the majority of his career, most recently serving as Chairman of ENB Bankshares, Inc. and its subsidiary bank, Eagle National Bank in Dallas from February 1997 until its acquisition by the Company in September 2002.

         Bruce J. Harper (Class III) has been a director of the Company since 1996. Mr. Harper is a certified public accountant who currently advises business owners on developing strategies to improve operational effectiveness. From formation in 1962 until January 1998, Mr. Harper served as president and Chief Executive Officer of Harper & Pearson Company, a Houston accounting and consulting firm, with emphasis on serving financial institutions and owner-managed businesses.

         David L. Hatcher (Class II Nominee) has been a director of the Company since 1999. Mr. Hatcher has been President of KMG Chemicals, Inc., a specialty chemical manufacturer, for more than the past five years. Mr. Hatcher also serves as a director of KMG Chemicals, Inc., a public company that is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended.

         Glenn H. Johnson (Class III) has been a director of the Company since 1990. Mr. Johnson has been a shareholder in the Houston law firm of Johnson & Wurzer, P.C. since 1973.

         James J. Kearney (Class II Nominee) has been a director of the Company since 1995. Mr. Kearney has been Senior Vice President for the Houston, Texas office of Robert W. Baird & Co., a New York Stock Exchange investment banking and securities brokerage firm, since January 2001. From 1974 until December 2000, Mr. Kearney was Senior Vice President and Director of the Private Client Group for the Houston, Texas office of SG Cowen & Co., a New York Stock Exchange investment banking and securities brokerage firm.

         Paul Michael Mann, M.D. (Class I) has been a director of the Company since 1998. Dr. Mann owns and has been an eye surgeon with Mann/Berkley Eye Center and Mann Eye Clinic, eye surgery clinics based in Houston, Texas that specialize in corrective eye surgery, for more than the past five years.

         George Martinez (Class III) has been Chairman of the Company since 1994, Chairman of the Bank since December 1989, and served as Chief Financial Officer of the Company and the Bank from January 1997 until March 2001. Prior to 1994, Mr. Martinez was President of the Company.

         G. Edward Powell (Class II Nominee) has been a director since 2000. Since April 2002, Mr. Powell has been a partner with Mills and Stowell, an investment banking firm. From 1994 until 2002, Mr. Powell provided consulting services to emerging and middle market businesses. From 1982 until his retirement in 1994, Mr. Powell served as the managing partner of the Houston office of Price Waterhouse & Co., a major public accounting and consulting firm. Mr. Powell also serves as a director of Global Water Technologies, Inc. and Datavon Holdings, Inc., which are public companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

         Thomas A. Reiser (Class I) has been a director of the Company since 1994. Since October 2002, Mr. Reiser has been the Chairman of the Oil and Gas division of Brown & Brown, Inc., an independent insurance agency. From February 1985 until October 2001, Mr. Reiser was Chairman and Chief Executive Officer of Technical Risks, Inc., a specialized insurance agency based in Houston, Texas. Mr. Reiser also serves as a director of AROC, Inc., which is a public company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

         Steven A. Retzloff (Class III) has been a director since 1988. Mr. Retzloff has been President of Retzloff Industries, Inc., a manufacturer of trailers based in Houston, Texas, for more than the past five years.

         Raimundo Riojas E. (Class II Nominee) has been a director since 1994. Mr. Riojas has been the President of Duwest, Inc., a joint venture of Westrade, Inc. and E.I. Dupoint de Nemours, engaged in the distribution of agricultural chemical products, for more than the past five years.

         Howard T. Tellepsen, Jr. (Class I) has been a director since 1994. Mr. Tellepsen has been Chairman and CEO of Tellepsen Corporation, a commercial construction firm based in Houston, Texas, for more than the past five years.

         Advisory directors. Argentina James, Thomas B. McDade, and P. Michael Wells currently serve as advisory directors of the Company. It is anticipated that Mr. McDade and Mr. Wells will be re-appointed as advisory directors at the annual meeting of the Board that immediately follows the Meeting. In addition, the Board may from time to time appoint additional advisory directors to the Board.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                             COMMITTEES OF THE BOARD

COMPENSATION OF DIRECTORS

         For the 2002-2003 Board year, which ends on April 28, 2003, non-employee directors and advisory directors of the Company received an annual retainer fee of $25,000 paid in the form of 1,846 shares of Common Stock (with no additional per-meeting fees), pursuant to the Company's 1995 Non-Employee Director Stock Compensation Plan (the "Director Stock Plan"). Except for certain directors who also serve on the Bank's senior loan committee, during the 2002-2003 Board year directors serving on the Company's Board committees and certain Bank committees did so with no additional per-meeting fees for attending any such committee meetings and no additional fees being paid for serving on more than one committee. The Company reimburses the directors for their travel expenses for attending meetings.

         Directors serving on the senior loan committee of the Bank are separately compensated for attending the meetings of the senior loan committee. During 2002, directors attending the senior loan committee meetings received a fee of $300 per meeting attended. During 2002, Mr. Retzloff was a standing member of the Bank's senior loan committee and attended 45 meetings. Mr. Retzloff received an aggregate payment of $13,500 for attending such meetings in 2002.

         During 2002, David B. Moulton, who is not standing for re-election at the Meeting, also received $12,000 pursuant to a Consulting and Non-Competition Agreement dated June 1, 1999. The Consulting and Non-Competition Agreement was executed in connection with the Company's acquisition of B.O.A. Bancshares, Inc. in 1999. The Consulting and Non-Competition Agreement provides that Mr. Moulton will receive $1,000 per month for a five year period commencing June 1, 1999, and terminating May 31, 2004. During such time, Mr. Moulton is also prohibited from engaging in any business activities which are competitive with the business conducted by the Company and the Bank within 100 miles of any Bank office.

         For the 2003-2004 Board year, the non-employee directors and advisory directors will receive an annual retainer of $15,000, a fee of $2,500 per quarterly Board meeting attended and a fee of $750 per committee meeting attended. Additionally, each non-employee director and advisory director will receive a fee of $200 for participating in special meetings of the Company's Board. The $15,000 annual retainer may be payable in shares of the Company's Common Stock pursuant to the proposed 2003 Stock Incentive and Compensation Plan (the "2003 Plan") or if the 2003 Plan is not adopted, pursuant to the Director Stock Plan. The chair of the Audit Committee receives an additional annual retainer of $10,000 which will be payable in the same manner as the annual retainer for all directors. The compensation payable to the non-employee directors and advisory directors in consideration of their 2003-2004 Board service has been determined by the Human Resources Programs Committee based upon a number of factors, including available information for comparable public companies and banking organizations, the amounts that have been paid in prior years to directors of the Company, the duties and responsibilities of the directors, and the Company's financial and stock performance. The actual number of shares to be issued to the directors for their annual retainer will be determined based upon the closing price of the Common Stock on April 28, 2003, the date the 2003-2004 Board year commences. Directors of the Company who are also employees of the Company do not receive fees for serving on or attending meetings of the Board or any Board committees on which they serve.

BOARD OF DIRECTORS

         During the 2002 fiscal year, the Board met six times and took certain additional actions by unanimous written consent. All directors attended 75 percent or more of the meetings of the Board and of the committees of the Board on which they served during 2002.

STANDING COMMITTEES

         The Board has an Audit Committee and a Human Resources Programs Committee, which is the Company's compensation committee. The Company does not have a nominating committee. In addition to the Audit Committee and the Human Resources Programs Committee, the Company has established several other committees comprised of directors and certain officers of the Company and the Bank. While these additional committees do not constitute committees of the Board due to the membership of certain non-directors, these committees provide significant assistance in reviewing and recommending matters to the Board as well as oversight functions relating to the operations of the Bank.

         EXECUTIVE COMMITTEE. The directors who served on the Executive Committee during the 2002-2003 Board year were Bruce J. Harper, Chairman, J. Downey Bridgwater, John H. Buck, David L. Hatcher, and George Martinez. In addition, Daryl D. Bohls, James Broughton, Danny L. Buck, H. Dane Grant, Richard Hamner, Eugene S. Putnam, Jr., Bob Smith, and Michael G. Sweeney, who are current and former officers of the Bank, also served on the Executive Committee. The primary function of the Executive Committee is to review the Company's and the Bank's performance and financial condition between Board meetings, review and recommend mergers and acquisitions, policies and nominations to the Board, review significant capital expenditures, and evaluate management for both the Company and the Bank. The Executive Committee met eight times during 2002. The members of the Executive Committee also serve as the board of directors of the Bank for purposes of managing the affairs of the Bank and discharging all duties and responsibilities that are imposed on a board of directors of a Texas state banking association and a federally insured depository institution. In accordance with Texas banking regulations, the board of directors of the Bank met twelve times in 2002.

         ASSET QUALITY COMMITTEE. Steven A. Retzloff, Chairman, and Harold L. Campbell served on the Asset Quality Committee during the 2002-2003 Board year. Mark Aderman, Daryl Bohls, Phil Montgomery, Lynn Prude, Andrew Reid, Glenn W. Rust, Dennis Short, Bob Smith, and Mike Skowronek, officers of the Company, also served on the Asset Quality Committee during the year. The primary function of the Asset Quality Committee is to provide oversight and guidance with respect to the Company's loan portfolio, lending practices, loan review program, and compliance with loan policies and procedures. The Asset Quality Committee met eight times during 2002.

         AUDIT COMMITTEE. The directors who served on the Board's Audit Committee during the 2002-2003 Board year were G. Edward Powell, Chairman, George Beatty, Jr. and Howard T. Tellepsen, Jr. The primary function of the Audit Committee is to provide a direct contact between the Company's independent public accounting firm and the financial management of the Company and to assist the Board in fulfilling its responsibilities relating to corporate accounting and reporting practices and performing such other functions as may be prescribed with respect to audit committees under the applicable rules and regulations of The Nasdaq Stock Market, Inc. Furthermore, the Audit Committee assists the Board in performing its oversight responsibilities related to corporate accounting, financial reporting practices, the quality and integrity of financial reports as well as compliance with policies and procedures and compliance of the

Company's financial statements and internal controls with Federal and State banking and securities regulatory requirements and business ethics. The Audit Committee also evaluates the Company's system of internal controls, the internal audit function and other related areas. The Audit Committee met eight times during 2002.

         ASSET/LIABILITY MANAGEMENT COMMITTEE. The Asset/Liability Management Committee for the 2002-2003 Board year included James J. Kearney, Chairman, George Martinez, and Gregory A. Stirman. In addition, Travis Jaggers, Ted Nowak, Pat Oakes, Eugene S. Putnam, Jr., Stephen Raffaele, and Sammy York, current and former officers of the Bank, also served on the Asset/Liability Management Committee during the year. The primary function of the Asset/Liability Management Committee is to provide oversight and guidance with respect to investment and borrowing decisions impacting credit quality of the investment portfolio, interest rate risk sensitivity and liquidity. The Asset/Liability Management Committee met seven times during 2002.

         HUMAN RESOURCES PROGRAMS COMMITTEE. James M. Clepper, Chairman and Raimundo Riojas E. served on the Board's Human Resources Programs Committee during the 2002-2003 Board year. Thomas B. McDade, advisory director of the Bank, also served as an advisory member on the Human Resources Programs Committee during the year. The primary function of the Human Resources Programs Committee is to develop, review, and make recommendations with respect to the Company's executive compensation policies and to make awards under the Company's 1994 Stock Incentive Plan, as amended. The Human Resources Programs Committee met eight times during 2002.

         SERVICE QUALITY COMMITTEE. The directors who served on the Service Quality Committee during the 2002-2003 Board year were Anat Bird, Chairman, J. Downey Bridgwater, and Paul Michael Mann, M.D., Larry Burrow, Scott Lester, Bambi McCullough, and Chuck Wolf, officers of the Bank, also served on the Service Quality Committee during the year. The primary function of the Service Quality Committee is to monitor the Company's overall service quality. The Service Quality Committee met six times during 2002.

         INFORMATION TECHNOLOGY COMMITTEE. The directors who served on the Information Technology Committee during the 2002-2003 Board year were James D. Calaway, Chairman, and Anat Bird. Deborah Dinsmore, Clinton Dunn, Gilbert Hicks, Charles M. Neff, and Glenn W. Rust, officers of the Bank, also served on the Information Technology Committee. The primary function of the Information Technology Committee is to oversee the Company's technology strategy and approve major technology related capital expenditures. The Information Technology Committee met six times during 2002.

         TRUST ADMINISTRATIVE COMMITTEE. The directors who served on the Trust Administrative Committee during the 2002-2003 Board year were Glenn H. Johnson, Chairman, J. Downey Bridgwater, Thomas A. Rieser and P. Michael Wells, an advisory director. Danny Buck, Joseph L. Klingen, Robert Neyland, and Ray Vitulli, officers of the Bank, also served on the Trust Administrative Committee during the year. The primary function of the Trust Administrative Committee is to oversee the trust and asset management operations of the Company, review and ratify new accounts, and approve the products and services offered through the Bank's trust and asset management department. The Trust Administrative Committee met four times during 2002.

         DIRECTOR COMPENSATION COMMITTEE. The directors who served on the Director Compensation Committee during the 2002-2003 Board year were J. Downey Bridgwater and George Martinez. The primary function of the Director Compensation Committee is to develop, review and make recommendations with respect to compensation for non-employee directors and advisory directors. The Director Compensation Committee met once during 2002.

                             AUDIT COMMITTEE REPORT

         The Board has previously adopted a written charter for the Audit Committee. In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee consists of three directors, who are independent, as defined by the standards of The Nasdaq Stock Market, Inc. During fiscal year 2002, the Audit Committee met eight times, and following a review by the Audit Committee, the chair of the Audit Committee, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer and independent auditors prior to public release.

         In discharging its oversight responsibility with respect to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the auditors any relationship that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and internal auditors their audit plans, audit scope, and identification of audit risks.

         The Audit Committee discussed and reviewed with independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

         The Audit Committee reviewed, with management and the independent auditors, the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002 and the related management's discussion and analysis of financial condition and results of operations prior to filing with the Securities and Exchange Commission. Management has the responsibility for the preparation, presentation and integrity of the Company's financial statements and the independent auditors have the responsibility for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States.

         Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

                                             Audit Committee:
                                             ---------------
                                             G. Edward Powell, Chairman
                                             George Beatty
                                             Howard T. Tellepsen, Jr.

         This report by the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

INDEPENDENT ACCOUNTANTS' FEES

         AUDIT FEES

         Aggregate fees, including out-of-pocket expenses, for professional services rendered by Deloitte & Touche LLP ("Deloitte") in connection with the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2002 and reviews of the Company's unaudited consolidated interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ending December 31, 2002 were $193,500.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         During the year ended December 31, 2002, Deloitte rendered no professional services to the Company in connection with the design and implementation of financial information systems.

         ALL OTHER FEES

         In addition to the fees described above, aggregate fees, including out-of-pocket expenses, of $157,713 were paid to Deloitte during the year ended December 31, 2002, primarily for tax related professional services $63,062 and systems testing $94,651.

         SELECTION OF INDEPENDENT ACCOUNTANTS

         Upon the recommendations of the Audit Committee and subject to shareholder ratification, the Board has retained Deloitte as the Company's independent accountants for the fiscal year ending December 31, 2003. In recommending to the Board that Deloitte be retained as the Company's independent accountants, the Audit Committee considered whether the provision of non-audit services by Deloitte described above was compatible with maintaining Deloitte's independence and concluded that it was.

                             EXECUTIVE COMPENSATION

HUMAN RESOURCES PROGRAMS COMMITTEE REPORT

         The Human Resources Programs Committee of the Board is responsible for evaluating the performance of management, administering the Company's 1994 Employee Stock Purchase Plan, 1994 Stock Incentive Plan (as amended), 1984 Incentive Stock Option Plan, determining and making recommendations to the Board with respect to compensation for the officers, employees and agents of the Company, and developing and making recommendations to the Board with respect to the Company's executive compensation policies. During the 2002-2003 Board year, James M. Clepper, Chairman, and Raimundo Riojas E. served on the Human Resources Programs Committee. Thomas B. McDade, advisory director of the Bank, also served as an advisory director on the Human Resources Programs Committee during the year. The Human Resources Programs Committee prepares a report which sets forth the components of the Company's executive officer compensation program and describes the basis on which the 2002 compensation determinations were made by the Human Resources Programs Committee with respect to the executive officers of the Company. The following is the report from the Human Resources Programs Committee of the Board describing the policies pursuant to which compensation was paid to executive officers of the Company during 2002.

         COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

         The Company believes that compensation of its executive officers should reflect and support the Company's strategic goals, the primary goal being the creation of long-term value for the Company's shareholders while protecting the interests of the depositors of the Company's subsidiary bank. The Human Resources Programs Committee believes that these goals are best served by compensating its executive officers competitively with similarly situated executive officers in the banking industry and rewarding individuals for outstanding contributions to the Company's success.

         Under the guidance of the Human Resources Programs Committee, the Company currently employs, (1) a base salary structure that reflects the responsibilities relating to the position and individual performance, (2) an incentive compensation program that closely aligns compensation with the Company's financial performance, and (3) with respect to certain executive officers, variable performance awards payable in stock or stock options and tied to the Company's achievement of certain goals or milestones. The base salary levels are determined through comparisons of salary levels of executive officers of banking organizations of similar size. In addition, the Human Resources Programs Committee takes into account individual experience and performance and specific issues particular to the Company.

         The Company, following the recommendation of the Human Resources Programs Committee, has adopted an incentive compensation program (the "Incentive Program") primarily for officers of its subsidiary bank, including the named executive officers of the Company. The Incentive Program, the components of which are reviewed annually by the Human Resources Programs Committee, provides that officers will receive incentive compensation equal to a designated percentage of the Company's earnings in excess of those earnings needed to provide a minimum specified return on equity ("ROE"). Since 1995, this earnings threshold has been 12% ROE, with 27% of earnings above the 12% ROE threshold being used to fund the Incentive Program. Eighty percent of the incentive compensation fund is allocated among all of the officers based on a point system relating to salary, level of responsibility, individual performance and, where applicable, bank office and departmental performance. The remaining twenty percent is allocated among both officer and non-officer employees based on bank office, departmental and individual performance.

         In addition, the Company's executive officers, including each of the named executive officers, participates in the Company-wide employee savings plan (the "Savings Plan"), that includes both the matching of employee contributions and also profit sharing contributions by the Company. The Board determines the amount, presently set at 10% of net earnings before taxes, to be contributed to the Savings Plan on behalf of the participants with respect to a given taxable year, subject to applicable Internal Revenue Service regulations. Quarterly, the Company matches with Common Stock of the Company, one-half of each employee's contributions to the Savings Plan up to 6% of the employee's deferred salary contributions to the Savings Plan. Profit sharing contributions, which are applied first to matching contributions, are allocated to participant accounts based on the ratio which the compensation of each participant bears to the compensation of all participants eligible to participate in the Savings Plan. In 1996, the Company adopted the Sterling Bancshares, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") to enable eligible participants, including the named executive officers of the Company, to make and receive contributions on a tax deferred basis which are otherwise precluded from being credited to their Savings Plan accounts under applicable regulations of the Internal Revenue Service.

         The Company's executive officers, including each of the named executive officers, are eligible to receive awards under the Sterling Bancshares, Inc. 1994 Stock Incentive Plan, as amended and restated (the "Amended and Restated Plan"). The Human Resources Programs Committee considers several factors in determining whether awards are granted to an executive officer under the Amended and Restated Plan. Such factors include the executive's position in the Company, his or her performance and responsibilities, the amount of options or other awards, if any, currently held by the officer, the vesting schedules and the executive officer's other compensation. Although the Human Resources Programs Committee does not follow any established schedules or formulas for the issuance of awards such as options or restricted stock, the Human Resources Programs Committee will generally set the terms of any such award to achieve its goal as a long-term incentive award by providing for a vesting schedule of several years or tying the vesting to the achievement of particular corporate milestones. In addition to the authority to grant incentive stock options, the Amended and Restated Plan authorizes the Human Resources Programs Committee to make other stock-based incentive awards to executive and other eligible officers. During 2002, incentive stock options were awarded under the Amended and Restated Plan to Mr. Bridgwater, in accordance with the terms of his employment agreement, covering 1,298 shares and Mr. Putnam, in accordance with the terms of his incentive compensation agreement, covering 346 shares.

         The Human Resources Programs Committee will continue to monitor the salary levels of the Company's executive officers, including the named executive officers, to ensure that components of compensation are consistent with the Company's objectives. Generally, the amounts received by the named executive officers from the Incentive Program exceeded 20% of their 2002 compensation. The amounts contributed by the Company to the Savings Plan, the 401(k) Plan matching accounts and the Deferred Compensation Plan accounts of the named executive officers for fiscal year 2002 totaled $163,461.

         CHIEF EXECUTIVE COMPENSATION

         As President and Chief Executive Officer, Mr. Bridgwater is compensated pursuant to an employment agreement entered into effective January 1, 2002. The agreement extends through December 31, 2006, subject to earlier termination under certain circumstances. Mr. Bridgwater's employment agreement provides for an annual base salary of $272,000, subject to annual review by the Human Resources Programs Committee which may recommend to the Board of Directors an increase in the base salary if it is determined to be appropriate. Mr. Bridgwater is also entitled to receive bonuses pursuant to the Incentive Program generally available to the Company's executive officers. In addition, Mr. Bridgwater is entitled to receive annual awards of options and restricted shares if certain performance objectives set forth in his employment agreement are satisfied. For fiscal year 2002, Mr. Bridgwater received a bonus of $48,059 pursuant to the Incentive Program resulting in 15.4% of his 2002 cash compensation being dependent on the financial performance of the Company. In addition, Mr. Bridgwater received options covering 1,298 shares as a result of the satisfaction of certain performance objectives under his employment agreement. The amount contributed by the Company to the Savings Plan and Deferred Compensation Plan accounts of Mr. Bridgwater for fiscal year 2002 was $34,323. In determining the amount and form of Mr. Bridgwater's bonus and contributions, the Human Resources Programs Committee took into account the effectiveness and quality of Mr. Bridgwater's leadership of the Company in a difficult economic environment and in particular Mr. Bridgwater's ongoing efforts to implement the Company's business and growth strategies. The Human Resources Programs Committee believes that Mr. Bridgwater's total compensation is reasonable and competitive based upon compensation survey data and comparable performance information.



                                   Human Resources Programs Committee:
                                   ----------------------------------
                                   James M. Clepper, Chairman
                                   Raimundo Riojas E.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2002, no executive officer of the Company served as (i) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Human Resources Programs Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Human Resources Programs Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Human Resources Programs Committee (i) was an officer or employee of the Company or any of its subsidiaries in 2002, (ii) was formerly an officer or employee of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure under this section.

                                PERFORMANCE GRAPH

         The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return indices of the Russell 2000 Index and the SNL Securities $1 Billion-to-$5 Billion Asset Bank Index for the period between December 31, 1997 and December 31, 2002. The historical stock price performance for the Company's stock shown on the graph below is not necessarily indicative of future stock performance. The information on the Company's Common Stock has been adjusted to reflect the three-for-two splits (effected as stock dividends) that were implemented in 1997, 1998 and 2001.

         The graph and related description shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts. There can be no assurance the Company's stock performance will continue into the future with the same or similar trends depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

                     COMPOSITE OF CUMULATIVE TOTAL RETURN(1)
   RUSSELL 2000, SNL SECURITIES $1 BILLION-$5 BILLION ASSET BANK INDEX(2) AND
                            STERLING BANCSHARES, INC.


                            STERLING BANCSHARES, INC.


                                    [CHART]


                            TOTAL RETURN PERFORMANCE

----------------------------------------------------------------------------------------------------------------------
                                                                           PERIOD ENDING
----------------------------------------------------------------------------------------------------------------------
INDEX                                            12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
----------------------------------------------------------------------------------------------------------------------
Sterling Bancshares, Inc.                          100.00      113.14       84.97      152.42      146.62      144.82
----------------------------------------------------------------------------------------------------------------------
Russell 2000                                       100.00       97.45      118.17      114.60      117.45       93.39
----------------------------------------------------------------------------------------------------------------------
SNL $1B-$5B Bank Index                             100.00       99.77       91.69      104.05      126.42      145.94
----------------------------------------------------------------------------------------------------------------------

(1) Assumes that the value of the investment in the Company, and each index, was $100 on December 31, 1997 and that all dividends were reinvested.

(2) The SNL Securities $1 Billion-to-$5 Billion Asset Bank Index is comprised of all publicly traded banking institutions (131 total institutions) with more than $1 billion and less than $5 billion in total assets as of September 30, 2002.

               EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

         The following sets forth certain information with respect to the current executive officers and other significant employees of the Company.

NAME                              AGE               POSITION
----                              ---               --------
George Martinez                   61                Chairman

J. Downey Bridgwater              45                President and Chief Executive Officer

Stephen C. Raffaele               37                Executive Vice President
                                                    and Chief Financial Officer

Glenn W. Rust                     47                Executive Vice President
                                                    and Chief Operations Officer

Daryl D. Bohls                    51                Executive Vice President
                                                    and Chief Credit Officer

         Information regarding the business experience of Messrs. Martinez and Bridgwater is set forth under the "Nominees for Election as Directors."

         Stephen C. Raffaele was named Executive Vice President and Chief Financial Officer of the Company on March 5, 2003. Since August 1999, Mr. Raffaele has been Senior Vice President and Treasurer of the Company. From 1997 until he joined the Company, Mr. Raffaele served as Chief Investment Strategist for Coastal Securities, a Houston-based institutional brokerage firm, where he was responsible for the firm's banking strategies, analytics, research and systems development.

         Glenn W. Rust has been Executive Vice President and Chief Operations Officer for more than the past five years.

         Daryl D. Bohls has been Executive Vice President and Chief Credit Officer for more than the past five years.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth for 2002, 2001 and 2000 the compensation of (i) the Chief Executive Officer of the Company and (ii) the other four most highly compensated executive officers of the Company or the Bank who were serving as executive officers at the end of 2002.

                                               ANNUAL COMPENSATION       LONG TERM COMPENSATION
                                               -------------------       ----------------------
                                                       (3)                         (4)
                                                                          AWARDS        PAYOUTS
                                                                          ------     ------------
                                                                        SECURITIES
                                                                        UNDERLYING      LTIP            ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR      SALARY        BONUS      OPTIONS(5)    PAYOUTS(6)      COMPENSATION(7)
   ---------------------------       ----      ------        -----      -----------   -----------     ---------------
George Martinez                      2002      $250,000     $49,395             0      $     0.0            $35,853
   Chairman(1)                       2001       280,000      46,226             0            0.0             33,998
                                     2000       265,000      74,013             0            0.0             31,954

J. Downey Bridgwater(1)              2002      $272,000     $48,059         1,298      $     0.0            $38,967
   President and Chief               2001       235,000      38,533             0        693,900             28,534
   Executive Officer                 2000       210,000     133,015             0            0.0             71,635(8)

Eugene S. Putnam, Jr.(2)             2002      $210,000     $43,064           346      $     0.0            $28,952
   Executive Vice President          2001       162,506      50,965        75,000            0.0             37,886(9)
   and Chief Financial Officer

Glenn W. Rust                        2002      $185,000     $40,318             0      $     0.0            $28,967
   Executive Vice                    2001       168,611      32,534             0         67,275             23,299
   President and                     2000       149,902      48,935             0            0.0             18,075
   Chief Operations Officer

Daryl D. Bohls                       2002      $160,000     $38,697             0      $     0.0            $30,722
   Executive Vice                    2001       154,500      29,897           998         67,275             21,826
   President and Chief               2000       142,493      36,505             0            0.0             17,161
   Credit Officer

--------------------------

(1) Prior to January 1, 2002, Mr. Martinez served as the Company's Chairman and Chief Executive Officer and Mr. Bridgwater served as President.

(2) In connection with Mr. Putnam's departure from the Company, Stephen C. Raffaele was named Executive Vice President and Chief Financial Officer of the Company effective March 5, 2003.

(3) Other annual compensation provided to the named executive officers during 2002, 2001, or 2000 did not exceed the disclosure requirements of the rules promulgated by the Commission.

(4) At December 31, 2002 the aggregate number and value of all restricted shares held by each of the named executive officers were as follows:
         Bridgwater -27,000 restricted shares, $329,940 value; Bohls -2,250 restricted shares, $27,495 value; and Rust -2,250 restricted shares, $27,495 value. These values are based on the closing price of $12.22 of the Company's Common Stock on December 31, 2002. Dividends are not paid on all restricted shares at the same rate as the dividend rate received by all shareholders. Dividends are only paid on such shares after the shares are vested and issued.

(5) Adjusted to reflect the three-for-two stock split that was effected on September 4, 2001.

(6) On July 13, 2001, Mr. Bridgwater was awarded, on a split-adjusted basis, 54,000 shares of restricted stock, which were earned pursuant to a breakthrough stock award agreement previously executed by the Company. The value is based on the split-adjusted closing price of $12.85 of the Common Stock on July 13, 2001. Although Mr. Bridgwater was awarded 54,000 shares, only 25% of the shares (13,500 shares) were vested on the date of the grant. The remaining shares vest at an additional 25% on each of the next three anniversaries of the grant. On August 14, 2001 each of Mr. Bohls and Mr. Rust were awarded, on a split-adjusted basis, 4,500 shares of restricted stock which were earned pursuant to breakthrough stock award agreements previously executed by the Company. The values are based on the split-adjusted closing price of $14.95 of the Common Stock on August 14, 2001. Although Mr. Bohls and Mr. Rust each were awarded 4,500 shares, only 25% of the shares (1,125 shares) were vested on the date of the grant. The remaining shares for each of Mr. Bohls and Mr. Rust will vest at an additional 25% on each of the next three anniversaries of such grants

(7) The amounts in this column reflect the Company's contribution to the Employee Savings Plan for the named executive officers during 2002, 2001, and 2000, together with the Company's contribution for the same years to their 401(k) Plan matching accounts and to their Deferred Compensation Plan accounts. Such amounts, however, do not include (i) trust forfeitures occurring under the terms of the Employee Savings Plan, (ii) earnings on the undistributed balances held pursuant to the Employee Savings Plan for the benefit of participants, (iii) earnings on the undistributed balances of the Deferred Compensation Plan accounts of the named executive officers, or (iv) term life insurance premiums paid by the Company for the benefit of the names executive officers. The amount of such term life insurance premiums for 2002 were as follows, with comparable amounts having been paid in prior reported periods: Mr. Martinez, $1,078; Mr. Bridgwater, $1,152; Mr. Bohls, $715; Mr. Putnam, $911 and Mr. Rust, $811.

(8) Includes a stock bonus of 3,000 shares of the Company's Common Stock awarded on September 28, 2000 with a total value of $46,313 based upon the closing price of the Company's Common Stock on that date.

(9)      Includes moving expenses of $18,767 that were paid by the Company.



                               STOCK OPTION PLANS

         The Company maintains the 1994 Stock Incentive Plan (as amended and restated) (the "Amended and Restated Plan") for all of its officers and employees, which is administered by the Human Resources Programs Committee. An aggregate of 3,900,000 shares (adjusted for the Company's stock splits) are issuable under the Amended and Restated Plan. During 2002, stock options covering 216,512 shares were issued under the Amended and Restated Plan of which stock options covering 1,644 shares of the Company's Common Stock were issued to the executive officers named in the Summary Compensation Table.

OPTION GRANTS TABLE

         The following table sets forth information concerning the grant of stock options during 2002 to Company's Chief Executive Officer and the executive officers named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF STOCK
                                                                                            PRICE APPRECIATION
                                                INDIVIDUAL GRANTS                          FOR OPTION TERM (3)
                           ----------------------------------------------------------     ----------------------
                                            PERCENT OF
                            NUMBER OF      TOTAL OPTIONS
                           SECURITIES       GRANTED TO     EXERCISE OR
                           UNDERLYING      EMPLOYEES IN     BASE PRICE     EXPIRATION
NAME                       GRANTED (1)       2002 (2)         ($/SH)          DATE            5%          10%
----                       -----------       --------         ------          ----            --          ---
George Martinez               - 0 -              -              -               -             -           -
J. Downey Bridgwater          1,298            0.60%          $12.39       01/01/2013      $10,132     $25,571
Eugene S. Putnam, Jr.          346             0.16%          $12.39       01/01/2013      $2,700      $6,816
Glenn W. Rust                 - 0 -              -              -               -             -           -
Daryl D. Bohls                - 0 -              -              -               -             -           -

----------------------

(1) The options granted in 2002 were 20% vested upon grant. The unvested portion of the options granted to Mr. Bridgwater continue to vest at 20% per year on each anniversary and become fully vested on the fifth anniversary of the date of grant. The options granted to Mr. Putnam became fully vested upon his departure from the Company.

(2) The Company granted options representing 216,512 shares of the Company's Common Stock to employees in 2002.

(3) These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon future performance of the Company's Common Stock and overall stock market conditions. The amounts are not intended to forecast future appreciation of the Company's stock price.

OPTION EXERCISES AND YEAR-END VALUE TABLE

         The following table sets forth information concerning the exercise of stock options during 2002 by the Company's Chief Executive Officer and the executive officers named in the Summary Compensation Table, and the fiscal year-end value of unexercised options.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                               NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                               SHARES                               OPTIONS AT             IN-THE-MONEY OPTIONS AT
                              ACQUIRED                           DECEMBER 31, 2002          DECEMBER 31, 2002 (1)
                                 ON           VALUE        ----------------------------   ---------------------------
NAME                        EXERCISE(#)    REALIZED($)     EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------    -----------     -----------    -------------   -----------   -------------
George Martinez                33,848      $    77,850      101,544              0      $ 1,024,630   $         0.0
J. Downey Bridgwater              -             -            96,642          1,038          443,354             0.0
Eugene S. Putnam, Jr.             -             -            18,819         56,527            6,624          19,873
Glenn W. Rust                     -             -            44,035              0          415,959             0.0
Daryl D. Bohls                    -             -            19,535          8,247           97,138          35,737

-----------------
(1) An option is "in the money" if the market value of the Common Stock underlying the option (based on the Nasdaq Stock Market closing price of $12.22 on December 31, 2002) exceeds price of the option.

                            LONG-TERM INCENTIVE PLANS

         The following table sets forth certain information with respect to performance share awards granted to certain of the officers named in the Summary Compensation Table during 2002.

                         LONG-TERM INCENTIVE PLANS TABLE
                           AWARDS IN LAST FISCAL YEAR

                             NUMBER OF                         ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                              SHARES,        PERFORMANCE OR               PRICE-BASED PLANS
                             UNITS OR         OTHER PERIOD     ------------------------------------------
                              OTHER        UNTIL  MATURATION
NAME                        RIGHTS (#)         OR PAYOUT         THRESHOLD (#)     TARGET (#)     MAXIMUM (#)
----                        ----------         ---------         -------------     ----------     -----------
George Martinez                  0                 -                   -               -               -
J. Downey Bridgwater         37,500(1)     01/01/02-12/31/06           -               -               -
Eugene S. Putnam, Jr.        10,000(2)     01/01/02-12/31/06           -               -               -
Daryl D. Bohls                   0                 -                   -               -               -
Glenn W. Rust                    0                 -                   -               -               -

--------------------

(1) Mr. Bridgwater's employment agreement provides that up to 37,500 shares of restricted stock may be awarded to Mr. Bridgwater at the expiration of the five year employment term based upon the increase in the market price of the Company's Common Stock over the period relative to the increase in the Nasdaq Composite Bank Index over the same period. If the increase in the Nasdaq Composite Bank Index over such five year period is equal to or greater than the increase in the market price of the Common Stock, Mr. Bridgwater shall not be entitled to receive any award of Common Stock under this provision. The actual number of shares awarded to Mr. Bridgwater will be calculated based upon the extent to which the increase in the market price of the Company's Common Stock over such five year term exceeds the increase in the Nasdaq Composite Bank Index for the same period. The restricted stock shall be 20% vested on the date of grant and shall continue to vest at the rate of 20% per year on each anniversary such that the restricted stock shall be fully vested on the fifth anniversary of the date of grant. In the event of a change of control of the Company, vesting will be accelerated. Additionally, if Mr. Bridgwater's employment is terminated by the Company for any reason other than cause, all forfeiture provisions applicable to any restricted stock shall lapse.

(2) Mr. Putnam's incentive compensation agreement provided that up to 10,000 shares of restricted stock may be awarded to Mr. Putnam at the expiration of the five year term of the agreement based upon the increase in the market price of the Company's Common Stock over the period relative to the increase in the Nasdaq Composite Bank Index over the same period. Due to Mr. Putnam's departure from the Company, the period over which the performance objectives are to be determined extends through 2003. As a result, Mr. Putnam's right to receive any awards of the restricted stock pursuant to the incentive compensation agreement is limited to a pro rata distribution that would otherwise be awarded for the amended term to the extent the applicable performance objectives are achieved through the end of 2003. If the performance objectives are not otherwise satisfied, Mr. Putnam will not be entitled to receive any distributions of the restricted stock pursuant to the incentive compensation agreement.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of December 31, 2002, regarding compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

                           NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE         NUMBER OF SECURITIES REMAINING
                           BE ISSUED UPON EXERCISE     EXERCISE PRICE OF      AVAILABLE FOR FUTURE ISSUANCE UNDER
                           OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,    EQUITY COMPENSATION PLANS (EXCLUDING
      PLAN CATEGORY          WARRANTS AND RIGHTS      WARRANTS AND RIGHTS    SECURITIES SHOWN IN THE FIRST COLUMN)
      -------------          -------------------      -------------------    -------------------------------------
   Equity compensation            2,306,060                  $8.91                          493,592
    plans approved by
    shareholders (1)
   Equity compensation                 -                                                        -
   plans not approved
     by shareholders              _________                                                 _______
          Total                   2,306,060                                                 493,592

--------------------
(1) Consists of shares of our Common Stock issued or remaining available for issuance under our 1994 Stock Incentive Plan (as amended and restated), 1994 Employee Stock Purchase Plan, and 1995 Non-Employee Director Stock Compensation Plan.

         The table above does not include information regarding the proposed Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan to be voted upon by the Company's stockholders at the Meeting. Information about such plans may be found under "Proposal 2: Approval of 2003 Stock Incentive and Compensation Plan" starting on page 26 of this Proxy Statement.

             EMPLOYMENT AGREEMENTS AND OTHER COMPENSATION AGREEMENTS

         The Company entered into employment agreements with Mr. Martinez and Mr. Bridgwater effective January 1, 2002.

         George Martinez. Pursuant to Mr. Martinez's employment agreement, the Company agreed to continue to employ Mr. Martinez as Chairman of both the Company and the Bank for a term of five years with a base salary of $250,000. The Human Resources Programs Committee shall review the base salary on an annual basis and may recommend to the Board, in its discretion, an increase in the base salary. The employment agreement further provides that Mr. Martinez shall be entitled to receive bonuses in the same manner as they are paid to other executive officers of the Company. The employment agreement is terminable by both the Company and Mr. Martinez, with or without cause.

         If Mr. Martinez's employment is terminated by the Company other than as a result of death, disability, for cause or a breach, by Mr. Martinez of the employment agreement, Mr. Martinez will be entitled to receive all accrued and unpaid base salary and the following severance benefits: (1) continued payment of his base salary and bonuses as if he had remained employed through December 31, 2006, and

(2) continued coverage under the Company's medical, dental and life insurance plans through December 31, 2006, subject to limitations.

         If Mr. Martinez terminates his employment because of a breach of the employment agreement by the Company, Mr. Martinez will be entitled to receive all accrued and unpaid base salary and the following severance benefits: (1) a lump sum cash payment, within ten days after the last day of his employment, in an amount equal to the base salary and bonuses he would have otherwise received if he had remained employed through December 31, 2006, and (2) continued coverage under the Company's medical, dental and life insurance plans through December 31, 2006.

         If Mr. Martinez's employment is terminated by the Company as a result of death, disability, for cause or a breach of the employment agreement by Mr. Martinez, or if Mr. Martinez terminates his employment other than as a result of a breach of the employment agreement by the Company, then all compensation and benefits under the employment agreement shall cease and Mr. Martinez shall only be entitled to receive all accrued and unpaid base salary.

         The employment agreement also contains provisions restricting Mr. Martinez's disclosure of confidential information and his ability to engage in a competitive activity for (1) a period of one year following termination by the Company for any reason other than for cause or a breach by Mr. Martinez of the employment agreement or termination by Mr. Martinez because of a breach of the employment agreement by the Company, and (2) a period of two years following termination by the Company for cause or a breach by Mr. Martinez of the employment agreement or termination by Mr. Martinez for any reason other than a breach of the employment agreement by the Company.

         J. Downey Bridgwater. Pursuant to Mr. Bridgwater's employment agreement, the Company agreed to employ Mr. Bridgwater as the Chief Executive Officer and President of both the Company and the Bank for a term of five years with a base salary of $272,000. The Human Resources Programs Committee shall review the base salary on an annual basis and may recommend to the Board, in its discretion, an increase in the base salary. The employment agreement further provides that Mr. Bridgwater shall be entitled to receive bonuses in the same manner as they may be paid to other executive officers of the Company.

         The employment agreement for Mr. Bridgwater also provides for grants of stock options and restricted shares of the Company's Common Stock based upon the achievement of the performance objectives set forth in the employment agreement. The total aggregate number of shares which may be awarded under the employment agreement is 150,000 shares, subject to adjustments for stock splits, stock dividends or other capital adjustments.

         Mr. Bridgwater may receive, on an annual basis, options covering up to 6,000 shares of the Company's Common Stock, or up to an aggregate of 30,000 shares during the term of the employment agreement, based upon the achievement of performance objectives relating to the Company's annual return on average equity. If the Company's annual return on average equity for any year is equal to or less than 15%, Mr. Bridgwater will not be entitled to receive an award for such year. The actual number of options awarded to Mr. Bridgwater for any year will be calculated based upon the extent to which the Company's annual return on average equity for such year exceeds 15%.

         Options for up to 4,500 shares of the Company's Common Stock may be awarded on an annual basis, or up to an aggregate of 22,500 shares during the term of the employment agreement, based upon the achievement of performance objectives relating to the annual growth in the Company's diluted earnings per share. If the annual growth in the Company's diluted earnings per share in any year is equal to or less than 15%, Mr. Bridgwater will not be entitled to receive an award for such year. The actual number of shares subject to the options awarded to Mr. Bridgwater will be calculated based upon the extent to which the Company's diluted earnings per share for the year in question increased greater than 15% over the previous years diluted earnings per share.

         Options for up to 4,500 shares of the Company's Common Stock may be awarded on an annual basis, or up to an aggregate of 22,500 shares during the term of the employment agreement, based upon achievement of performance objectives relating to Company's ratio of non-performing loans to total loans. If the Company's ratio of non-performing loans to total loans is equal to or greater than .73% for any year, Mr. Bridgwater will not be entitled to receive an award for such year. The actual number of shares covered by the options awarded to Mr. Bridgwater for any year will be calculated based upon the extent to which the ratio of non-performing loans to total loans for such year is less than .73%.

         The employment agreement further provides that up to 7,500 shares of restricted stock may be awarded to Mr. Bridgwater on an annual basis, or up to an aggregate of 37,500 shares during the term of the employment agreement, based upon the annual increase in the market price of the Company's Common Stock relative to the Nasdaq Composite Bank Index. If the annual increase in the Nasdaq Composite Bank Index is greater than the annual increase in the market price of the Company's Common Stock for the same year, Mr. Bridgwater will not be entitled to receive an award for such year. The actual number of shares awarded to Mr. Bridgwater for any year will be calculated based upon the extent to which the annual increase in the market price of the Company's Common Stock exceeds the increase in the Nasdaq Composite Bank Index for the same year.

         The employment agreement also provides that up to 37,500 additional shares of restricted stock may be awarded to Mr. Bridgwater at the expiration of the five year employment term based upon the increase in the market price of the Company's Common Stock over the period relative to the increase in the Nasdaq Composite Bank Index over the same period. If the increase in the Nasdaq Composite Bank Index over such five year period is equal to or greater than the increase in the market price of the Common Stock, Mr. Bridgwater shall not be entitled to receive any award of Common Stock under the provision. The actual number of shares awarded to Mr. Bridgwater will be calculated based upon the extent to which the increase in the market price of the Company's Common Stock over such five year term exceeds the increase in the Nasdaq Composite Bank Index for the same period.

         The options awarded under the employment agreement shall be incentive stock options and the shares of Common Stock awarded to Mr. Bridgwater shall be "restricted stock" within the terms of the Amended and Restated Plan or any successor plan adopted by the Company. The options shall vest, and the forfeiture provisions on the restricted stock shall lapse, over a four-year period. The options and restricted stock shall be 20% vested on the date of grant and shall continue to vest at the rate of 20% per year on each anniversary of the date of grant.

         In the event of a change of control of the Company, the employment agreement provides that (1) all outstanding options shall fully vest and be exercisable, (2) all forfeiture provisions applicable to the restricted stock shall lapse, and (3) with respect to awards that have not been granted to Mr. Bridgwater at the time of the change of control, the performance objectives for such awards shall be deemed to have been met, such options and shares of restricted stock shall be granted, and such awards shall be fully vested.

         Additionally, if Mr. Bridgwater's employment is terminated by the Company for any reason other than for cause or a breach of the employment agreement by Mr. Bridgwater, the employment agreement provides that (1) all outstanding options shall fully vest and be exercisable, and (2) all forfeiture provisions applicable to the restricted stock shall lapse.

         Mr. Bridgwater's employment agreement is terminable at any time by both the Company and Mr. Bridgwater, with or without cause. If Mr. Bridgwater's employment is terminated by the Company for any reason other than death, disability, for cause or a breach by Mr. Bridgwater of the employment agreement, Mr. Bridgwater will be entitled to receive all accrued and unpaid base salary and the following severance benefits: (1) continued payment of his base salary and bonuses as if he had remained employed through December 31, 2006, (2) all vested options and shares of restricted stock, (3) to the extent the applicable performance objectives for any award are achieved during the year in which his employment is terminated, a pro rata payment of the options and shares of restricted stock for such year, and (4) continued coverage under the Company's medical, dental and life insurance policies through December 31, 2006, subject to limitations.

         If Mr. Bridgwater terminates his employment because of a breach of the employment agreement by the Company, Mr. Bridgwater will be entitled to receive the following severance benefits: (1) a lump sum cash payment, payable within ten days of the last day of his employment, in an amount equal to the base salary and bonuses he would have otherwise received if he had remained employed through December 31, 2006, (2) all vested options and shares of restricted stock, (3) to the extent the applicable performance objectives for any award are achieved during the year in which his employment is terminated, a pro rata payment of the options and shares for such year, and (4) continued coverage under the Company's medical, dental and life insurance policies through December 31, 2006, subject to limitations.

         If Mr. Bridgwater's employment is terminated by the Company as a result of death, disability, for cause or a breach of the employment agreement by Mr. Bridgwater, or if Mr. Bridgwater terminates his employment other than as a result of a breach of the employment agreement by the Company, then all compensation and benefits under the employment agreement shall cease and Mr. Bridgwater shall only be entitled to receive all accrued and unpaid base salary and retain all vested options and shares previously awarded.

         Mr. Bridgwater's employment agreement also provides that in the event any payments received by Mr. Bridgwater under the employment agreement or under any other Company plan are subject to any exercise tax imposed under Section 4999 of the Internal Revenue Code of 1986 or any similar tax or assessment, the Company will pay Mr. Bridgwater the amount necessary to fully reimburse him for these excise taxes or assessments.

         The employment agreement contains provisions restricting Mr. Bridgwater's disclosure of confidential information and his ability to engage in a competitive activity for (1) a period of one year following termination by the Company for any reason other than for cause or a breach by Mr. Bridgwater of the employment agreement or termination by Mr. Bridgwater because of a breach of the employment agreement by the Company, and (2) a period of two years following termination by the Company for cause or a breach by Mr. Bridgwater of the employment agreement or a termination by Mr. Bridgwater for any reason other than a breach of the employment agreement by the Company.

         Eugene S. Putnam, Jr. The Company entered into an incentive compensation agreement with Mr. Putnam effective January 1, 2002. The incentive compensation agreement provides for grants of stock options and restricted shares of the Company's Common Stock based upon the achievement of the performance objectives set forth in the agreement. As a result of Mr. Putnam's departure from the Company, his right to receive any further awards pursuant to the incentive compensation agreement is limited to a pro rata distribution of any options or shares of restricted stock that would otherwise be awarded following 2003 to the extent the applicable performance objectives are achieved during 2003. If the performance objectives are not otherwise satisfied, Mr. Putnam will not be entitled to receive any further distribution pursuant to the incentive compensation agreement. During 2002, Mr. Putnam was awarded an option covering up to 346 shares of the Company's Common Stock. These options became fully vested as a result of Mr. Putnam's departure from the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company concerning persons who beneficially owned more than 5% of the outstanding Common Stock of the Company as of February 1, 2003. The table also shows information concerning beneficial ownership by all directors and director nominees, by each of the executive officers named in the Summary Compensation Table and by all directors and officers as a group. The number of shares beneficially owned by each director or officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has the sole or shared voting power or investment power and also shares that the individual has the sole right to acquire within 60 days through the exercise of any stock option or right. Unless otherwise noted, each person listed below has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares listed.

                                                    SHARES OF COMMON STOCK           PERCENT
               NAME OF BENEFICIAL OWNER               BENEFICIALLY OWNED            OF CLASS
               ------------------------               ------------------            --------

       John Hancock Advisers, LLC
       101 Huntington Avenue
       Boston, MA  02199-7603                              2,220,120       (1)        5.05%

       Neuberger Berman, Inc.
       605 Third Avenue
       New York, NY  10158-3698                            2,216,840       (2)        5.24%

       George Beatty, Jr.                                      2,093                    *
       Anat Bird                                               2,330                    *
       Daryl D. Bohls                                         84,629       (3)          *
       J. Downey Bridgwater                                  156,115       (4)          *
       John H. Buck                                           20,200       (5)          *
       James D. Calaway                                        4,313                    *
       Harold L. Campbell                                      5,000
       Bruce J. Harper                                        18,776                    *
       David L. Hatcher                                       16,736                    *
       Glenn H. Johnson                                       76,820       (6)          *
       James J. Kearney                                       11,367                    *
       Paul Michael Mann, M.D.                               704,809       (7)        1.60%
       George Martinez                                     1,043,285       (8)        2.37%
       G. Edward Powell                                        5,129                    *
       Eugene S. Putnam, Jr.                                  22,587       (9)          *
       Thomas A. Reiser                                       40,189       (10)         *
       Steven F. Retzloff                                  1,498,927       (11)       3.40%
       Raimundo Riojas E.                                    391,901       (12)         *
       Glenn W. Rust                                          49,660       (13)         *
       Howard T. Tellepsen. Jr.                               16,330                    *

       All directors and executive officers
       as a group (20 persons)                             8,606,916       (14)      19.57

-------------------
*  Indicates less than one percent.

1. As reported on a Schedule 13G filed on January 31, 2003, John Hancock Advisers, LLC is the beneficial owner of 2,220,120 shares of Common Stock outstanding of the Company. As stated in the Schedule 13G, John Hancock Advisers, LLC has sole voting and dispositive power with respect to 2,220,120 shares.

2. As reported on a Schedule 13G/A filed on February 13, 2003, Neuberger Berman, Inc. and Neuberger Berman, LLC are the beneficial owners of 2,216,840 shares of Common Stock outstanding of the Company. As stated in the Schedule 13G/A, Neuberger Berman, Inc. and Neuberger Berman, LLC have the sole power to vote 2,300 shares, shared power to vote 1,637,999 shares and shared dispositive power with respect to 2,216,840 shares. Neither Neuberger Berman, Inc. nor Neuberger Berman, LLC have sole dispositive power with respect to any such shares.

3. Includes 741 shares which are held of record by Mr. Bohls' spouse (who is also employed by the Bank), 3,942 shares held in an individual retirement account by Mr. Bohls' spouse, 5,146 shares held by Mr. Bohls as custodian for the benefit of his children, 19,535 shares that can be acquired pursuant to the exercise of fully vested outstanding stock options granted to Mr. Bohls (7,227 of which vested after December 31, 2002), 767 shares that can be acquired pursuant to the exercise of fully vested outstanding stock options granted to Mr. Bohls' spouse, 2,378 shares which have been contributed by the Company to Mr. Bohls' 401(k) plan matching account, and 869 shares which have been contributed by the Company to the 401(k) plan matching account of Mr. Bohls' spouse.

4. Includes 96,382 shares that could be acquired pursuant to exercise of fully vested outstanding stock options and 2,647 shares which have been contributed by the Company to Mr. Bridgwater's 401(k) plan matching account.

5. Includes 18,354 shares owned of record by First Ferguson Financial Partners, a partnership that is controlled by Mr. Buck.

6. Includes 2,250 shares owned of record by Mr. Johnson's three children, and managed by Mr. Johnson under a power of attorney; 1,500 shares of record by two of Mr. Johnson's siblings, and managed by Mr. Johnson under a power of attorney; 28,535 shares owned of record by Karina K. Johnson Trust No. 1 and Nancy Loraine Johnson Lucke Trust No. 1, Glenn H. Johnson, Trustee; and 15,343 shares held of record by Johnson & Wurzer, P.C., of which Mr. Johnson is the controlling shareholder.

7. Includes 2,976 shares held by Dr. Mann as trustee under certain trusts, 48,534 shares held in certain trusts for the benefit of Dr. Mann's family, 51,423 shares held by a Mann family limited partnership, and 52,712 shares held of record by Dr. Mann's spouse.

8. Includes 135,392 shares that could be acquired pursuant to exercise fully vested outstanding stock options and 2,967 shares that have been contributed by the Company to Mr. Martinez' 401(k) plan matching account.

9. Represents 18,750 shares that can be acquired pursuant to the exercise of fully vested outstanding stock options granted to Mr. Putnam (18,750 of which vested after December 31, 2002) and 712 shares which have be contributed by the Company to Mr. Putnam's 401(k) plan matching account.

10. Includes 2,250 shares held of record by Tartri, Inc., of which Mr. Reiser is the principal shareholder.

11. Includes (i) 1,358,882 shares owned of record by Retzloff Industries, Inc., of which Steven F. Retzloff is the controlling shareholder, President and CEO; (ii) 130,137 of the A.F. Retzloff Living Trust, of which Steven F. Retzloff is a trustee; and (iii) 3,792 shares held for the benefit of his children.

12. Includes 382,637 shares owned by Glencox Investments, Inc., which is principally owned and controlled by Mr. Riojas; and 3,350 shares held for the benefit of his child.

13. Represents 44,035 shares that can be acquired pursuant to the exercise of fully vested outstanding stock options and 1,792 shares which have been contributed by the Company to Mr. Rust's 401(k) plan matching account.

14. Includes issued and outstanding shares that are beneficially owned as of the Record Date and shares issuable upon the exercise of (i) fully vested outstanding stock options, or (ii) stock options that vest within 60 days of February 1, 2002.

                              CERTAIN TRANSACTIONS

         Certain of the Company's officers and directors are, or have been in the past, customers of the Company's subsidiary bank and its predecessor banks, and some of the Company's officers and directors are directors, officers or shareholders of entities which are, or have been in the past, customers of such banks. As such customers, they have had transactions in the ordinary course of business with such banks, including outstanding loans. Furthermore, certain of the directors and executive officers are officers, directors and/or shareholders of businesses that perform services from time to time for the Company. All loans made or services obtained were on substantially the same terms as those prevailing at the time for comparable transactions with other unaffiliated persons, and did not involve more than a normal risk of collectability for any credit transactions or otherwise present any other unfavorable features. All credit transactions involving officers and directors, either of the Company or the Bank, are reviewed and approved by the Loan Committee of the Bank and are disclosed and reviewed monthly in the meetings of the Board of the Bank.

                                   PROPOSAL 2:
             APPROVAL OF 2003 STOCK INCENTIVE AND COMPENSATION PLAN

         At the Meeting, the shareholders will be asked to approve the adoption of the 2003 Stock Incentive and Compensation Plan (the "2003 Plan"), a copy of which is attached hereto as Annex A. The 2003 Plan is a broad-based incentive plan that provides for granting incentive stock options, stock options that do not constitute incentive stock options, restricted stock awards, performance awards, bonus stock awards, phantom stock awards, and other stock-based awards to employees, consultants and non-employee directors. In contrast, the Company's 1994 Stock Incentive Plan, as amended and restated (the "1994 Plan"), did not provide for grants of awards to non-employee directors.

         The Board of Directors unanimously adopted the 2003 Plan on January 27, 2003, subject to shareholder approval at the Meeting. If the 2003 Plan is not approved by the shareholders of the Company at the Meeting, then no awards will be granted under the 2003 Plan.

         The 2003 Plan is designed to enable the Company and its affiliates to provide a means to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its affiliates rest, and whose present and potential contributions to the Company and its affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its affiliates. A further purpose of the 2003 Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates. Accordingly, the 2003 Plan provides for the following:

         o discretionary grants to employees of the Company and its subsidiary corporations of stock options that constitute incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options");

         o discretionary grants to employees, consultants, and directors of the Company and its affiliates of (a) stock options that do not constitute Incentive Stock Options ("Non-statutory Stock Options"), (b) shares of Common Stock that are subject to restrictions on disposition and forfeiture to the Company under certain circumstances ("Restricted Stock"), (c) cash payments that may be earned based on the satisfaction of various performance measures ("Performance Awards"), (d) shares of Common Stock ("Bonus Shares"), (e) shares of Common Stock, cash payments or a combination thereof which vest over a period of time ("Phantom Shares"), and (f) other stock-based awards ("Other Stock-Based Awards"); and

         o grants of Common Stock to non-employee directors of the Company in payment of director fees ("Director Fee Awards") and elective deferral of director fees ("Deferred Fees").

         Below is a summary of the terms of the 2003 Plan that is qualified in its entirety by reference to the full text of the 2003 Plan which is attached to this Proxy Statement as Annex A. Approval of the 2003 Plan requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, such matters at the Meeting.

NUMBER OF SHARES SUBJECT TO THE 2003 PLAN AND AWARD LIMITS

         The aggregate maximum number of shares of Common Stock that may be issued under the 2003 Plan will be 2,150,000 shares. No participant may receive Options with respect to more than 200,000 Shares during any calendar year. No more than 200,000 shares of Common Stock may be subject to Restricted Stock awards, Phantom Shares or Other-Stock Based Awards granted to any one individual in any calendar year during the term of the 2003 Plan. Bonus Shares may be granted to participants at the discretion of the Committee. The maximum amount of compensation that may be paid under all Performance Awards under the 2003 Plan denominated in cash (including the fair market value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $2,000,000. To the extent the amount of the Performance Award exceeds the amount allowable for such year, the excess shall be carried over and paid to the participant as soon as practicable, subject to the annual $2,000,000 limit. Each of the limitations described in the preceding sentences may be adjusted upon a reorganization, stock split, recapitalization, or other change in the Company's capital structure.

ADMINISTRATION

         The 2003 Plan will be administered by a committee (the "Committee") of, and appointed by, the Board that will be comprised solely of two or more non-employee directors who also qualify as "outside directors" (within the meaning assigned to such term under Section 162(m) of the Code). The Board will appoint the Human Resources Programs Committee to initially administer the 2003 Plan.

         The Committee will have full authority, subject to the terms of the 2003 Plan, to establish rules and regulations for the proper administration of the 2003 Plan, to select the employees, consultants, and directors to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards. When granting awards, the Committee will consider such factors as an individual's duties and present and potential contributions to the Company's success.

         The Committee may, subject to the extent permitted by applicable law or other regulatory restriction, delegate to one or more officers of the Company the authority to grant awards to employees and consultants who are not subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934. The Committee, in its discretion, may place any conditions and restrictions on the power delegated to such officer. Any grant made pursuant to such a delegation shall be subject to all provisions of the 2003 Plan.

ELIGIBILITY

         All employees, consultants, and directors of the Company and its affiliates are eligible to participate in the 2003 Plan. The selection of those employees, consultants, and directors, from among those eligible, who will receive Incentive Stock Options, Non-statutory Stock Options, Restricted Stock awards, Performance Awards, Bonus Shares, Phantom Shares, Other Stock-Based Awards, Director Fee Awards or any combination thereof is within the discretion of the Committee. However, Director Fee Awards will be awarded only to non-employee directors of the Company, and Incentive Stock Options may be granted only to employees of the Company and its subsidiary corporations. As of March 1, 2003, approximately 1,087 individuals were potentially eligible to participate in the 2003 Plan.

TERM OF 2003 PLAN

         Provided the 2003 Plan is approved by the Company's shareholders at the Meeting, the 2003 Plan will be effective as of April 28, 2003. No further awards may be granted under the 2003 Plan after April 28, 2013, and the 2003 Plan will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the 2003 Plan at any time with respect to any shares of Common Stock for which awards have not theretofore been granted.

STOCK OPTIONS

         TERM OF OPTION. The term of each option will be as specified by the Committee at the date of grant (but not more than ten years in the case of Incentive Stock Options). The effect of the termination of an optionee's employment, consulting relationship, or membership on the Board will be specified in the option contract that evidences each option grant.

         OPTION PRICE. The option price will be determined by the Committee and will be no less than the fair market value of the shares on the date that the option is granted. Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of the shareholders of the Company, amend any outstanding option which has an option price greater than the then current fair market value of the shares to lower the option price (or cancel and replace any such outstanding option with an option having a lower option price), if any such action would result in a charge to Company's financial earnings.

         SPECIAL RULES FOR CERTAIN SHAREHOLDERS. If an Incentive Stock Option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

         SIZE OF GRANT. Subject to the limitations described above under the section "Number of Shares Subject to the 2003 Plan and Award Limits," the number of shares for which an option is granted to an employee, consultant or director will be determined by the Committee.

         STATUS OF OPTIONS. The status of each option granted to an employee as either an Incentive Stock Option or a Non-statutory Stock Option will be designated by the Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Non-statutory Stock Options. All options granted to consultants and non-employee directors will be Non-statutory Stock Options.

         PAYMENT. The Committee may determine the method by which the option price may be paid upon exercise, including in cash, check, other shares of Common Stock owned by the optionee for at least six months prior to exercise, other securities or property, a note, withholding of shares, or by a combination thereof. The 2003 Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option.

         OPTION AGREEMENT. All options will be evidenced by a written contract containing provisions consistent with the 2003 Plan and such other provisions as the Committee deems appropriate.

         TRANSFERABILITY. An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee's lifetime only by the employee or his or her guardian or legal representative. A Non-statutory Stock Option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Committee.

RESTRICTED STOCK

         TRANSFER RESTRICTIONS AND FORFEITURE OBLIGATIONS. Pursuant to a Restricted Stock award, shares of Common Stock will be issued or delivered to the employee, consultant or director at the time the award is made without any payment to the Company (other than for any payment amount determined by the Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to the Company as may be determined in the discretion of the Committee. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more performance measures established by the Committee, that are based on (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's return on equity or average equity, (4) the cash flow of the Company or any business unit of the Company designated by the Committee,
(5) the profits of the Company or any business unit of the Company designated by the Committee, (6) the amount or growth in the Company's loans, (7) the return on assets of the Company or any business unit of the Company designated by the Committee, (8) the amount of or growth in the Company's deposits, (9) the amount or ratio of the Company's nonperforming loans, or (10) the net income before or after taxes of the Company or any business unit of the Company designated by the Committee, (ii) the holder's continued employment or continued service as a consultant or director with the Company and its affiliates where specified,
(iii) the occurrence of any event or the satisfaction of any other conditions specified by the Committee in its sole discretion, or (iv) a combination of any of these factors. The performance measures may be made subject to adjustment for changes in accounting standards and to the extent provided in the Award, a specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes and may be contingent on future performance of the Company or any affiliate, division or department thereof. Upon the issuance of shares of Common Stock pursuant to a Restricted Stock award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a shareholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock awards, including but not limited to rules pertaining to the effect of the termination of employment or service as a consultant or a director of a recipient of Restricted Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions. During the restricted period of a Restricted Stock award, such award is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Committee.

         WAIVER OF RESTRICTIONS. The Committee may, in its discretion, waive any restrictions on any outstanding Restricted Stock award as of a date determined by the Committee, but the Committee may not take any action to waive restrictions on a Restricted Stock award that has been granted to a covered employee (within the meaning of Section 162(m) of the Code) if such award has been designed to meet the exception for performance-based compensation under
Section 162(m) of the Code, except upon the participant's death, disability or Change of Control.

         OTHER TERMS AND CONDITIONS. The Committee may establish other terms and conditions for the issuance of Restricted Stock under the 2003 Plan.

PERFORMANCE AWARDS

         PERFORMANCE PERIOD. The Committee may, in its sole discretion, grant Performance Awards under the 2003 Plan that may be paid in cash, Common Stock or a combination thereof as determined by the Committee. At the time of the grant, the Committee will establish the maximum dollar amount or value of each Performance Award and the performance period over which the performance applicable to the award will be measured.

         PERFORMANCE MEASURES. The receipt of cash or Common Stock pursuant to a Performance Award will be contingent upon satisfaction by the Company, or any affiliate, division or department thereof, of performance goals established by the Committee in its sole discretion that are based on (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's return on equity or average equity, (4) the cash flow of the Company or any business unit of the Company designated by the Committee, (5) the profits of the Company or any business unit of the Company designated by the Committee, (6) the amount or growth in the Company's loans, (7) the return on assets of the Company or any business unit of the Company designated by the Committee, (8) the amount of or growth in the Company's deposits, (9) the amount or ratio of the Company's nonperforming loans, or (10) the net income before or after taxes of the Company or any business unit of the Company designated by the Committee. The performance targets may be made subject to adjustment for changes in accounting standards and to the extent provided in the Award, specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices. The Committee may, in its sole discretion, provide for an adjustable Performance Award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a Performance Award during the performance period.

         PAYMENT. Following the end of the performance period, the Committee will determine and certify in writing the amount payable to the holder of the Performance Award, not to exceed the maximum dollar value of the Performance Award, based on the achievement of the performance measures for such performance period. Payment shall be made in cash and/or in shares of Common Stock at the discretion of the Committee. Such payment may be made in a lump sum or in installments as prescribed by the Committee.

         OTHER TERMS AND CONDITIONS. The Committee may establish other terms and conditions for Performance Awards under the 2003 Plan.

BONUS SHARES

         The Committee may grant shares of Common Stock to employees, consultants and directors, which grant shall constitute a transfer of unrestricted shares of Common Stock to such recipients without payment.

PHANTOM STOCK SHARES

         FORFEITURE. Phantom Shares under the 2003 Plan are awards of Common Stock (or the fair market value thereof), or rights to receive amounts equal to share appreciation over a specific period of time. Such awards may be subject to fulfillment of such conditions, including performance objectives, as the Committee may specify.

         PAYMENT. Payment of Phantom Shares may be made in cash, Common Stock, or a combination thereof. Any payment to be made in cash will be based on the fair market value of the Common Stock on the payment date.

         OTHER TERMS AND CONDITIONS. Any Phantom Share award may provide, in the discretion of the Committee, that any or all dividends or other distributions paid on Shares by credited to the participant (in a cash bookkeeping account), or that equivalent additional Phantom Shares be awarded. The participant awarded Phantom Shares shall have no rights of a shareholder of the Company and no right to vote such shares. The Committee may establish other terms and conditions for Phantom Stock Awards under the 2003 Plan.

OTHER STOCK-BASED AWARDS

         GENERAL. The Committee may grant to employees, consultants and directors Other Stock-Based Awards which consists of a right denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, whether paid in shares of Common Stock or cash.

         OTHER TERMS AND CONDITIONS. The Committee may establish other terms and conditions for Other Stock-Based Awards under the 2003 Plan.

DIRECTOR FEES PAID IN STOCK/DEFERRAL OF DIRECTOR FEES

         The Committee may elect to pay all or a portion of the Director Fees in shares of Common Stock rather than in cash. Any shares issued in payment of Director Fees shall be issued at Fair Market Value on the date the director would otherwise have been paid in cash; provided, however, that a director may elect that all or a designated percentage of his or her Director Fees be deferred until the earlier of (i) his or her termination from the Board; or (ii) the first business day of any year specified in the election. Such deferral elections shall be made prior to the beginning of any year (or, with respect to a person who is first appointed or elected a director during a year, within 30 days after becoming a director) with respect to fees earned after the election. Such deferral elections shall be made separately for each year and shall be irrevocable. Deferred amounts shall be credited to either Phantom Shares or a cash bookkeeping account. Any such cash bookkeeping account shall be credited with "interest" at the prime rate as determined by the Committee.

CORPORATE CHANGE AND OTHER ADJUSTMENTS

         The 2003 Plan provides that, upon a Change of Control (as hereinafter defined),

         1.   all outstanding Awards shall become fully vested,

         2.   all restrictions with respect to such Awards shall lapse, and

         3. all service, longevity or performance requirements with respect to such Awards shall be deemed to have been met in full to the maximum extent without regard to any proration provisions in such Awards.

         In addition, the Committee may provide that all Options and similar Awards not exercised prior to such Change of Control shall terminate on the Change of Control, be assumed by the successor in the Change of Control or be surrendered in exchange for equivalent substitute awards.

         A Change of Control shall be deemed to have occurred with respect to the 2003 Plan:

         o if any person, other than a Company benefit plan, becomes the beneficial owner of securities representing 35% or more of the Company's combined voting power, but excluding any such acquisition pursuant to a merger, consolidation or similar business combination involving the Company;

         o upon consummation of a merger, consolidation or similar business combination involving the Company, other than any transaction in which at least 75% of the total voting power of the surviving entity (or the parent entity thereof) outstanding immediately after such transaction is beneficially owned by at least 75% of the holders of the outstanding voting securities of the Company immediately prior to the transaction with the voting power of each such continuing holder relative to the other continuing holders not being substantially altered in such transaction;

         o upon approval by the Company's Board or shareholders of a plan of complete or substantially complete liquidation;

         o upon consummation of the sale, lease or disposition by the Company of 50% or more of the Company's total assets in one or a series of related transactions; or

         o upon the individuals who constitute the Board as of the Meeting (the "Incumbent Board") ceasing to constitute at least a majority of the Board, provided that any person becoming a director after the Plan's effective date whose election, or nomination for election, was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board (other than any individual whose initial assumption of office occurs as a result of either (a) an actual or threatened election contest or (b) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) shall be considered as though that person was a member of the Incumbent Board.

         The maximum number of shares that may be issued under the 2003 Plan and the maximum number of shares that may be issued to any one individual and the other individual award limitations, as well as the number and price of shares of Common Stock or other consideration subject to an award under the 2003 Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an award is granted.

AMENDMENTS

         The Board or the Committee may amend, suspend, discontinue or terminate the 2003 Plan; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant's consent. Further, without the prior approval of the shareholders of the Company, the Board may not amend the 2003 Plan to increase the number of shares of Common Stock that may be issued under the 2003 Plan, or amend or delete the provisions of the 2003 Plan that prevent the Committee from amending any outstanding option which has an option price greater than the current fair market value of the shares to lower the option price (or cancel and replace any such outstanding option with an option having a lower option price), if any such action would result in a change to the Company's financial earnings.

NEW PLAN BENEFITS

         To date, no benefits or amounts have been granted, awarded or received under the 2003 Plan. It is not determinable at this time what benefits, if any, each of the persons or groups eligible to receive awards under the 2003 Plan will receive under the plan because awards are at the discretion of the Committee. See Summary Compensation Table on page 16 and the Option Grants Table on page 18 for information about awards made under the 1994 Plan during fiscal 2002 to the executive officers named in these tables.

FEDERAL INCOME TAX ASPECTS OF THE 2003 PLAN

         The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the 2003 Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees, consultants or directors. The summary contains general statements based on current U.S. federal income tax statues, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

         INCENTIVE STOCK OPTIONS. Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee's alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

         Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

         NON-STATUTORY STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. As a general rule, no federal income tax is imposed on the optionee upon the grant of a Non-statutory Stock Option such as those under the 2003 Plan (whether or not including a stock appreciation right), and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-statutory Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Non-statutory Stock Option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

         Upon a subsequent disposition of the shares received upon exercise of a Non-statutory Stock Option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Non-statutory Stock Option or stock appreciation right.

         RESTRICTED STOCK. The recipient of a Restricted Stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by the Company. Notwithstanding the foregoing, the holder of a Restricted Stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock award and is irrevocable.

         PERFORMANCE AWARDS, PHANTOM SHARES AND OTHER STOCK-BASED AWARDS. An individual who has been granted a Performance Award, Phantom Share or Other Stock-Based Award generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Whether a Performance Award, Phantom Share or Other Stock-Based Award is paid in cash or shares of Common Stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, the Company will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Common Stock either at the time the Performance Award, Phantom Share or Other Stock-Based Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award, Phantom Share, or Other Stock-Based Award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of
Section 162(m) of the Code as discussed below, deductible as such by the Company.

         BONUS SHARES. In general, a participant who receives a Bonus Share will be taxed on the fair market value of the shares of Common Stock on the date the shares are issued to the individual. The Company will be entitled to a deduction for a corresponding amount.

         DEFERRED DIRECTORS FEES. A director who elects to defer fees shall be taxed on the amount received on the date such fees are paid. The Company will be entitled to a deduction for a corresponding amount.

         SECTION 162(m) OF THE CODE. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, the Company's ability to deduct compensation income generated in connection with the exercise of stock options granted by the Committee under the 2003 Plan should not be limited by Section 162(m) of the Code. Further, the Company believes that compensation income generated in connection with Performance Awards granted by the Committee under the 2003 Plan should not be limited by Section 162(m) of the Code. The 2003 Plan has been designed to provide flexibility with respect to whether Restricted Stock awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a Restricted Stock award granted by the Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2003 Plan, then the Company believes that the compensation expense deduction relating to such an award should not be limited by Section 162(m) of the Code if the Restricted Stock becomes vested. However, compensation expense deductions relating to Restricted Stock awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the Restricted Stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a Change of Control or vesting based upon continued service with the Company). Compensation income generated in connection with Phantom Shares under the 2003 Plan will also be subject to the Section 162(m) deduction limitation if the award is based on criteria other than performance-based criteria. Further, the income generated in connection with all awards granted under the Plan by an officer of the Company will not qualify as performance-based compensation and, accordingly, the Company's deduction for such compensation may be limited by Section 162(m) of the Code. Payment of Director's Fees and deferral of Director's Fees will not be subject to Section 162(m) unless the director is also an employee.

         The 2003 Plan is not qualified under section 401(a) of the Code.

INAPPLICABILITY OF ERISA

         Based upon current law and published interpretations, the Company does not believe that the 2003 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2003 PLAN. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY CARD, THE PERSONS NAMED THEREIN WILL VOTE "FOR" THE APPROVAL OF THE 2003 PLAN.

                                   PROPOSAL 3:
                          RATIFICATION AND APPROVAL OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         Pursuant to the recommendation of Audit Committee, the Board has reappointed Deloitte & Touche LLP as its independent audit firm for fiscal year ending December 31, 2003, subject to ratification by the Company's shareholders. Deloitte & Touche LLP has served as the Company's independent audit firm since 1988. Representatives of Deloitte & Touche LLP will be present at the Meeting and will have an opportunity to make a statement at the Meeting if they desire to do so. They will also be available to respond to appropriate questions of Shareholders at the Meeting.

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION AND APPROVAL OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS THE PROXY CARD SPECIFIES OTHERWISE.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and holders of more than 10% of the Company's outstanding Common Stock are required to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act.

         Based solely upon the information provided to the Company by its directors, executive officers and ten percent beneficial owners, including representations received from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all filings required under Section 16(a) of the Exchange Act have been made, except that Mr. Bridgwater filed an amended Form 4 to correct the number of certain shares issued to his 401(k) Plan account as previously reported in a Form 4.

        SHAREHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

         Any shareholder who wants to present a proposal at the 2004 Annual Meeting of Shareholders and to have the proposal set forth in the proxy statement and form of proxy mailed in conjunction with that Annual Meeting must submit that proposal in writing to the Secretary of the Company in accordance with the following provisions. Such proposal must comply with the Company's Bylaws and Rule 14A-8 under the Exchange Act if the proposal is to be considered for inclusion in the Company's proxy statement for such meeting. Proposals of shareholders intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Secretary of the Company by November 18, 2003 to be considered for inclusion in the proxy statement and form of proxy relating to the 2004 Annual Meeting. Pursuant to the Company's Bylaws, for business to be properly brought before the Company's 2004 Annual Meeting of Shareholders or nominations of persons for election to the Board to be properly made at the 2004 Annual Meeting of Shareholders by any shareholder, notice must be received by the Secretary at the Company's principal executive offices no later than November 18, 2003; provided, however, that in the event the date of the 2004 Annual Meeting is changed by more than thirty (30) days from the date contemplated at the time of this Proxy Statement, the notice must be received at least eighty (80) days prior to the date the Company intends to distribute its Proxy Statement with respect to the Company's 2004 Annual Meeting of Shareholders. Any shareholder's notice must contain and be accompanied by certain information as specified in the Company's Bylaws. We recommend that any shareholder desiring to make a nomination or submit a proposal for consideration obtain a copy of the Company's Bylaws, which may be obtained without charge from the Secretary of the Company upon written request addressed to the Secretary at our principal executive offices. Shareholder proposals should be submitted to the Secretary of the Company at 2550 North Loop West, Suite 600, Houston, Texas 77092.

                        ADDITIONAL FINANCIAL INFORMATION

         A copy of the Company's Annual Report on Form 10-K, including any financial statements, schedules and exhibits thereto is available on the Company's website at www.banksterling.com. We will also provide a copy of the Company's Annual Report on Form 10-K, including any financial statements, schedules and exhibits thereto to interested security holders without charge, upon written request. Requests for copies should be addressed to James W. Goolsby, Jr,. Secretary, Sterling Bancshares, Inc., 2550 North Loop West, Suite 600, Houston, Texas 77092, telephone (713) 466-8000.

                                  OTHER MATTERS

         The management of the Company knows of no other matters that may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

                                           By order of the Board of Directors,



                                           /s/ James W. Goolsby, Jr.
                                           James W. Goolsby, Jr.
                                           Secretary

                                                                         ANNEX A


                            STERLING BANCSHARES, INC.
                   2003 STOCK INCENTIVE AND COMPENSATION PLAN

SECTION  1. PURPOSE OF THE PLAN

         The Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan (the "Plan") is intended to promote the interests of Sterling Bancshares, Inc., a Texas corporation (the "Company"), by encouraging Employees, Consultants and Directors to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The Plan also permits the Company to pay all or part of the Directors' annual retainer and meeting fees in shares of Common Stock in lieu of cash.

SECTION 2. DEFINITIONS

         As used in the Plan, the following terms shall have the meanings set forth below:

         "Award" shall mean an Option, Restricted Stock, Performance Award, Phantom Shares, Bonus Shares, or Other Stock-Based Award.

         "Award Agreement" shall mean any written or electronic agreement, contract, instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

         "Board" shall mean the Board of Directors of the Company.

         "Bonus Shares" shall mean an award of Shares granted pursuant to
Section 6(d) of the Plan.

         "Change of Control" shall mean, and shall be deemed to have occurred:

         (i) if any Person, other than any benefit plan of the Company, directly or indirectly, becomes the beneficial owner (as defined in Section 13(d) of the Exchange Act) of securities representing 35% or more of the combined voting power of the Company's then-outstanding securities, but excluding any such acquisition pursuant to a merger, consolidation or similar business combination involving the Company; or

         (ii) upon the consummation of a merger, consolidation, or similar business combination involving the Company, other than any such transaction which results in at least 75% of the total voting power represented by the voting securities of the surviving entity (or the parent entity thereof) outstanding immediately after such transaction being beneficially owned by at least 75% of the holders of the outstanding voting securities of the Company immediately prior to the transaction with the voting power of each such continuing holder relative to other such continuing holders not being substantially altered in the transaction; or

         (iii) upon the Board or the stockholders of the Company approving a plan of complete or substantially complete liquidation of the Company; or

         (iv) upon the consummation of the sale, lease, or disposition by the Company of 50% or more of the total assets of the Company in one or a series of related transactions; or

         (v) upon the individuals who constitute the Board as of the 2003 Annual Meeting of the Stockholders ("Incumbent Board") ceasing for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director after the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (other than any individual whose initial assumption of office occurs as a result of either (a) an actual or threatened election contest or (b) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

         "Committee" shall mean the Human Resources Programs Committee of the Board or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan.

         "Consultant" shall mean any individual who is not an Employee or a member of the Board and who provides consulting, advisory or other similar services to the Company or a Subsidiary, including, without limitation, advisory directors and members of the Business Development Board.

         "Director" shall mean any member of the Board who is not an Employee.

         "Director Fees" shall mean the annual retainer, chair fees and meeting fees earned by a Director for services during a calendar year or part thereof.

         "Employee" shall mean any employee of the Company or a Subsidiary.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, as of any applicable date, the closing sales price for a Share on the Nasdaq Stock Market for the immediately preceding date as reported by Bloomberg Financial Markets, or any other reporting service approved by the Committee, unless the Shares are listed on a national securities exchange, in which case it shall mean the closing sales price on such exchange for the immediately preceding date as reported by Bloomberg Financial Markets or any other reporting service approved by the Committee; provided, however, that if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any Share be less than its par value. In the event the Shares are not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

         "Incentive Stock Option" or "ISO" shall mean an option granted under
Section 6(a) of the Plan that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

         "Non-Qualified Stock Option" or "NQO" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

         "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

         "Other Stock-Based Award" shall mean an award granted pursuant to
Section 6(f) of the Plan that is not otherwise specifically provided for in another paragraph of Section 6 and the value of which is based in whole or in part upon the value of a Share.

         "Participant" shall mean any Employee, Consultant or Director granted an Award under the Plan.

         "Performance Award" shall mean any right granted under Section 6(c) of the Plan.

         "Person" shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Phantom Shares" shall mean an Award of the right to receive Shares issued at the end of a Restricted Period which is granted pursuant to Section 6(e) of the Plan.

         "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

         "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

         "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

         "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, $1.00 par value, and such other securities or property as may become the subject of Awards of the Plan.

         "Subsidiary" shall mean any "subsidiary corporation" of the Company as defined in Section 424 of the Code.

SECTION 3. ADMINISTRATION.

         The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person. The Committee may, subject to any applicable law, regulatory, securities exchange or other similar restrictions, delegate to one or more officers of the Company, the authority to grant Awards to Employees and Consultants who are not subject to
Section 16(b) of the Exchange Act. The Committee may impose such limitations and restrictions, in addition to any required restrictions/limitations, as the Committee may determine in its sole discretion. Any grant made pursuant to such a delegation shall be subject to all of the provisions of the Plan concerning this type of Award.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

         (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 2,150,000. If an Award is forfeited or otherwise lapses, expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination or cancellation, shall again be Shares with respect to which Awards may be granted. Shares withheld by the Company to satisfy tax withholding or other payment obligations shall be considered "constructively" delivered under the Plan and shall not again be available for future Awards.

         (b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

         (c) Adjustments. In the event of a stock dividend or stock split with respect to Shares, the number of Shares with respect to which Awards may be granted, the number of Shares subject to outstanding Awards, the grant or exercise price with respect to outstanding Awards and the individual annual grant limits with respect to Awards (other than dollar denominated Awards) automatically shall be proportionately adjusted, without action by the Committee; provided, however, such automatic adjustment shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury Regulations concerning Incentive Stock Options. Further, in the event that the Committee determines that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5. ELIGIBILITY.

         Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee.

SECTION 6. AWARDS.

         (a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine Participants to whom Options shall be granted, the number of

Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

         (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.

         (ii) Time and Method of Exercise. The Committee shall determine and provide in the Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months, a "cashless-broker" exercise (through procedures approved by the Company), other securities or other property, a note, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

         (iii) Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the shareholders, whichever is earlier. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

         (iv) Limits. Subject to adjustment pursuant to Section 4(c), no Participant may receive Options with respect to more than 200,000 Shares during any calendar year.

         (b) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including the performance criteria, if any, under which the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

         (i) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion, as provided in the Award Agreement.

         (ii) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

         (iii) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award Agreement that granted the Restricted Stock, upon a Participant's termination (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Stock, provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only upon a termination due to death or disability. Unrestricted Shares, evidenced in such manner a the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

         (iv) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in
         Section 6(g)(ii).

         (v) Limits. Subject to adjustment pursuant to Section 4(c), the maximum number of Shares of Restricted Stock that may be granted to any Participant during any year shall not exceed 200,000 Shares.

         (c) Performance Awards. The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment of all or part of such Award upon the achievement of such performance goals during such performance periods as the Committee shall establish with respect to the Award.

         (i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment to be made pursuant to any Performance Award.

         (ii) Payment of Performance Awards. Performance Awards may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments following the close of the performance period, in accordance with procedures established by the Committee with respect to such Award.

         (iii) Limit. The maximum amount of all Performance Awards that may be paid to any Participant during any year shall not exceed $2,000,000. To the extent the amount of the earned Performance Award(s) payable to a Participant in any year exceeds $2,000,000, such excess shall be carried over and paid to such Participant as soon as practicable at such future time or times, subject to the $2,000,000 annual payment limit, until paid in full; provided, however, any such carried over amounts shall be paid in full upon a Change of Control or a termination due to death or disability of the Participant.

         (d) Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to Participants. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor.

         (e) Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.

         (i) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant.

         During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

         (ii) Dividends. Any Phantom Share award may provide, in the discretion of the Committee, that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (with or without interest) or that equivalent additional Phantom Shares be awarded, which account or shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

         (iii) Limit. Subject to adjustment pursuant to Section 4(c), the maximum number of Phantom Shares that may be awarded to any Participant during any year shall not exceed 200,000 Phantom Shares.

         (f) Other Stock-Based Awards. The Committee may also grant to Participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in party by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan, which may include stock appreciation rights, whether paid in Shares or cash. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. Subject to adjustment pursuant to Section 4(c), the maximum number of Shares with respect to which a Participant may be granted an Other Stock-Based Award during any year shall not exceed 200,000 Shares.

         (g) General.

         (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

         (ii) Limits on Transfer of Awards.

                  (A) Except as provided in (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or if permissible under applicable law, by the Participant's guardian or legal representative as determined by the Committee.

                  (B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than (i) by will or by the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

                  (C) To the extent specifically approved in writing by the Committee, an Award (other than an Incentive Stock Option) may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or other Persons on such terms and conditions as the Committee may establish or approve.

         (iii) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

         (iv) Share Certificate. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (v) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

         (vi) Deliver of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the plan or the applicable Award Agreement to the Company.

         (vii) Performance Criteria. The Committee shall establish performance goals applicable to those Awards, the payment of which is intended by the Committee to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code. The performance goals shall be based upon the attainment of such target levels of net income, cash flows, return on equity, profits, stock price, return on assets, loans, deposits, earnings per Share and classified on nonperforming loans as may be specified by the Committee. Such targets (other than stock price and earnings per Share) may be expressed in terms of the Company, a Subsidiary, division, business unit, or a bank office, as determined by the Committee. The performance measures shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement, shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, or department thereof. A performance goal need not be based upon an increase or positive result under a business criterion and could, for example, be based upon limiting economic losses or maintaining the status quo. Which factor or factors to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant.

SECTION 7. AMENDMENT AND TERMINATION.

         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

         (i) Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company (i) no such amendment, alteration, suspension, discontinuation, or termination shall be made that would increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(c) of the Plan, or (ii) permit the exercise price of any outstanding Option that is "underwater" to be reduced or for an "underwater" Option to be cancelled and replaced with a new Award, if such action would result in a charge to the Company's financial earnings.

         (ii) Amendments to Awards. Subject to clause (i) above, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment other than an acceleration of vesting or payment upon the Participant's death, disability or Change of Control, shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

SECTION  8. DIRECTOR FEES PAID IN STOCK/DEFERRAL OF DIRECTORS FEES.

         (a) Payment in Stock. The Committee may elect from time to time to pay all or a portion of the Director Fees in shares of Common Stock rather than in cash. Such election shall be made prior to the payment date for which such election shall be effective. An election by the Committee shall be effective only for a specified payment date, i.e., each separate payment of Directors Fees must be separately approved by the Committee. Payments in shares shall be subject to the following:

         (i) The number of shares of Common Stock issued to a Director upon such an election shall be equal to the amount of the Director Fees that otherwise would have been paid to the Director in cash, divided by the Fair Market Value of a share of Common Stock on the day on which the Director Fees would otherwise have been paid in cash. Only whole numbers of shares of Common Stock shall be issued; any fractional Share shall be paid in cash. If the election to pay in Shares is only for a portion of the Directors Fees, the remaining portion of the Director Fees shall be paid in cash at the time the Director Fees would normally be paid by the Company.

         (ii) Any shares of Common Stock issued to a Director as payment of Director Fees shall be deemed to be fully paid and non-assessable shares of Common Stock on the date of issuance and shall not be subject to forfeiture.

         (b) Elective Deferrals. Prior to the beginning of any year (or, with respect to a person who is first appointed or elected a Director during a year, within 30 days after becoming a Director), a Director may elect that all or a designated percentage of his or her Director Fees to be earned for that year (or, with respect to a new Director who elects within such 30-day period, Director Fees earned after making the deferral election) shall be deferred until the earlier of (i) his or her termination from the Board or (ii) the first business day of any year specified in the election. For purposes of this Section 8(b), all current Directors shall be deemed new Directors first elected on the date of the annual shareholders meeting in 2003. Deferral elections shall be subject to the following:

         (i) deferral elections shall become irrevocable on the January 1 of the deferral year (or when made during the initial 30-day period by a new Director);

         (ii) a separate deferral election must be made for each year with respect to which Director Fees are to be deferred;

         (iii) deferral elections shall be made in such form and manner as may be provided by the Company in its discretion;

         (iv) deferred amounts shall be credited to the Participant, pursuant to his deferral election, either (1) in a number of Phantom Shares determined by dividing the amount of Director Fees deferred on such date by the Fair Market Value of a Share on such date or (2) a cash bookkeeping account, credited with "interest" at the prime rate from time to time as provided by the Committee;

         (v) during the period the Director holds such Phantom Shares, the Phantom Shares shall be credited with an amount equal to any dividends and other distributions made on Shares during such period, with such equivalent amount being credited in the form of additional Phantom Shares;

         (vi) a Director's Phantom Shares or deferred bookkeeping cash amount, including credited earnings or interest thereon, shall be 100% vested at all times;

         (vii) a Director's Phantom Shares shall be payable solely in Shares in a single lump sum, with any fractional Phantom Share paid in cash; and

         (viii) a Director's deferred bookkeeping cash amount shall be payable solely in cash in a single lump sum.

SECTION 9. CHANGE OF CONTROL.

         Notwithstanding any other provision of this Plan to the contrary, in the event of a Change of Control all outstanding Awards automatically shall become fully vested on such Change of Control (or such earlier time as may be established by the Committee), all restrictions, if any, with respect to such Awards shall lapse, including, without limitation, any service, longevity or other employment requirements, and all performance criteria, if any, with respect to such Awards shall be deemed to have been met in full to the maximum extent without regard to any proration provisions in such Award or Award Agreement.

         In addition to, or in lieu of, any other provision of the Plan, the Committee may provide that all Options and/or similar awards not exercised upon or prior to a Change of Control shall (x) terminate on such Change of Control (unless such Change of Control is described in clause (v) of the definition of Change of Control), (y) be assumed by the successor (or a parent thereof) in any such merger or other corporate transaction, or (z) be surrendered in exchange for equivalent substitute Awards (with the same material terms as the surrendered Award, including 100% vesting) from the successor (or a parent thereof). Notwithstanding the foregoing, no Option that is "underwater" may be cancelled unless the Company pays the Optionee an amount in cash equal to the Black-Scholes value of such Option, determined as if such Option were to continue until the expiration of its original term.

SECTION 10. GENERAL PROVISIONS.

         (a) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

         (b) Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable taxes required to be withheld by the

Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company to satisfy all of its obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant's tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award, but only to the extent such withholding does not cause a charge to the Company's financial earnings.

         (c) No Right to Employment or Retention. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant's employer ceases to be a Subsidiary, such Participant shall be deemed to have terminated employment for purposes of the Plan, unless specifically provided otherwise in the Award Agreement.

         (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

         (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (f) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary.

         (g) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary.

         (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

         (i) Headings. Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

         (j) Parachute Tax Gross-Ups. To the extent that the grant, payment, or acceleration of vesting or payment, whether in cash, Shares or other property, of any Award made to a Participant under the Plan (a "Benefit") is subject to an excise tax under Section 4999(a) of the Code or successor provision with respect to such Benefit (a "Parachute Tax"), the Company shall promptly pay such Participant an amount of cash (the "Gross-up Amount") such that the "net after-tax" Benefit received by the person, after paying all applicable Parachute Taxes (including those on the Gross-Up Amount) and all other taxes on the Gross-Up Amount, shall be equal to the "net after-tax" Benefit that such person would have received if such Person had not been subject to a Parachute Tax.

SECTION 11. EFFECTIVE DATE OF PLAN.

         The Plan shall be effective as of the date of its approval by the stockholders of the Company; no Awards may be made prior to such date. Upon the Plan becoming effective, no further grants may be made under the Company's 1994 Stock Incentive Plan or 1995 Non-Employee Director Stock Compensation Plan.

SECTION 12. TERM OF THE PLAN.

         No Award shall be granted under the Plan after the 10th anniversary of the date this Plan was first adopted by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

                       ANNUAL MEETING OF SHAREHOLDERS OF


                           STERLING BANCSHARES, INC.

                                 April 28, 2003





                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.





             -- Please detach and mail in the envelope provided. --
   _ _
  |_ _|

--------------------------------------------------------------------------------

  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------
  1. Election of five Class II Directors for a three year term ending at the 2006 Annual Meeting of Shareholders and Election of one Class I Director for a two year term ending at the 2005 Annual Meeting of Shareholders:

                                   NOMINEES:

     [ ] FOR ALL NOMINEES         [ ] J. Downey Bridgwater    Class II
                                  [ ] David L. Hatcher        Class II
     [ ] WITHHOLD AUTHORITY       [ ] James J. Kearney        Class II
         FOR ALL NOMINEES         [ ] G. Edward Powell        Class II
                                  [ ] Raimundo Riojas E.      Class II
     [ ] FOR ALL EXCEPT           [ ] Harold L. Campbell      Class I
         (See instructions below)

  INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: O
  ----------------------------------------------------------------------------









  ----------------------------------------------------------------------------
  To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]
  ----------------------------------------------------------------------------
                                                       FOR   AGAINST   ABSTAIN

  2. Proposal to approve the 2003 Stock Incentive      [ ]     [ ]       [ ]
     and Compensation Plan.

  3. Proposal to ratify the appointment of Deloitte    [ ]     [ ]       [ ]
     & Touche LLP as the Company's independent public accountants for the fiscal year ending
     December 31, 2003.

  4. In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or adjournment thereof. Either of the proxies or their respective substitutes, who shall be present and acting, shall have and may exercise all the powers hereby granted.

  THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3 AND FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR. UNLESS A CONTRARY CHOICE IS SPECIFIED, THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSALS 2 AND 3 AND THE ELECTION OF THE NOMINEES FOR DIRECTOR.

--------------------------------------------------------------------------------

Signature of Shareholder                                  Date:
                         --------------------------------       ----------------

Signature of Shareholder                                  Date:
                         --------------------------------       ----------------

     Note: Please sign exactly as your name or names appear on this Proxy.
           When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or
           guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership,
  _ _      please sign in partnership name by authorized person.           _ _
 |_ _|                                                                    |_ _|

                                                                           _ _
                                                          0               |_ _|





                           STERLING BANCSHARES, INC.

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
                  ANNUAL SHAREHOLDER'S MEETING APRIL 28, 2003

The undersigned, hereby revoking all prior proxies, hereby appoints J. Downey Bridgwater and James W. Goolsby, Jr., and each of them, his true and lawful agents and proxies, with full and several power of substitution, to represent and to vote all the shares of Common Stock of STERLING BANCSHARES, INC. standing in the name of the undersigned and with respect to which the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of STERLING BANCSHARES, INC. to be held on April 28, 2003 at the Doubletree Hotel at Post Oak, 2001 Post Oak Boulevard, Houston, Texas 77056, and at any adjournment(s) thereof, on all matters coming before the meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

 _ _                                                                       _ _
|_ _|                                                               14475 |_ _|